                                                                    Exhibit 10.2

                                   $50,000,000
                          SUBORDINATED CREDIT AGREEMENT

                                   DATED AS OF
                                DECEMBER 11, 2000


                                 BY AND BETWEEN

                       VALUE CITY DEPARTMENT STORES, INC.
                                   AS BORROWER

                                       AND

                        SCHOTTENSTEIN STORES CORPORATION
                                    AS LENDER

                                                                    Exhibit 10.2

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

SECTION 1.        DEFINITIONS AND TERMS...........................................................................1
         1.1.     Certain Defined Terms                                                                           1
         1.2.     Computation of Time Periods                                                                    13
         1.3.     Accounting Terms                                                                               13
         1.4.     Terms Generally                                                                                14

SECTION 2.        AMOUNT AND TERMS OF LOANS......................................................................14
         2.1.     Commitments for Loans                                                                          14
         2.2.     Minimum Borrowing Amounts, etc.                                                                14
         2.3.     Procedures for Borrowing                                                                       14
         2.4.     Disbursement of Funds                                                                          15
         2.5.     Notes                                                                                          15
         2.6.     Conversions of General Revolving Loans                                                         15
         2.7.     Interest                                                                                       15
         2.8.     Interest Periods                                                                               17
         2.9.     Increased Costs, Illegality, etc.                                                              18
         2.10.    Breakage Compensation                                                                          19

SECTION 3.        FEES; COMMITMENTS..............................................................................19
         3.1.     Fees                                                                                           19
         3.2.     [Intentionally omitted.]                                                                       20
         3.3.     Mandatory Termination/Adjustments of Commitments, etc.                                         20
         3.4      Mandatory Prepayment, Income Tax Refund                                                        20

SECTION 4.        PAYMENTS.......................................................................................20
         4.1.     Voluntary Prepayments                                                                          20
         4.2.     Mandatory Prepayments                                                                          21
         4.3.     Method and Place of Payment                                                                    22
         4.4.     Net Payments                                                                                   23

SECTION 5.        CONDITIONS PRECEDENT...........................................................................23
         5.1.     Conditions Precedent at Closing Date                                                           23
         5.2.     Conditions Precedent to All Credit Events                                                      25

SECTION 6.        REPRESENTATIONS AND WARRANTIES.................................................................25
         6.1.     Corporate Status, etc.                                                                         25
         6.2.     Subsidiaries                                                                                   25
         6.3.     Corporate Power and Authority, etc.                                                            25
         6.4.     No Violation                                                                                   25
         6.5.     Governmental Approvals                                                                         26
         6.6.     Litigation                                                                                     26
         6.7.     Use of Proceeds; Margin Regulations                                                            26


                                                                    Exhibit 10.2

         6.8.     No Material Adverse Change.                                                                    26
         6.9.     Tax Returns and Payments                                                                       26
         6.10.    Title to Properties, etc.                                                                      26
         6.11.    Lawful Operations, etc.                                                                        26
         6.12.    Environmental Matters                                                                          27
         6.13.    Compliance with ERISA                                                                          27
         6.14.    Intellectual Property, etc.                                                                    27
         6.15.    Investment Company Act, etc.                                                                   28
         6.16.    Burdensome Contracts; Labor Relations                                                          28
         6.17.    Existing Indebtedness                                                                          28
         6.18.    Security Interests                                                                             28
         6.19.    True and Complete Disclosure                                                                   28

SECTION 7.        AFFIRMATIVE COVENANTS..........................................................................29
         7.1.     Reporting Requirements                                                                         29
         7.2.     Books, Records and Inspections                                                                 31
         7.3.     Insurance                                                                                      31
         7.4.     Payment of Taxes and Claims                                                                    31
         7.5.     Corporate Franchises                                                                           31
         7.6.     Good Repair                                                                                    32
         7.7.     Compliance with Statutes, etc.                                                                 32
         7.8.     Compliance with Environmental Laws                                                             32
         7.9.     Fiscal Years, Fiscal Quarters                                                                  32
         7.10.    Certain Subsidiaries to Join in Subsidiary Guaranty                                            33
         7.11.    Casualty and Condemnation                                                                      33
         7.12.    Landlord/Mortgagee Waivers; Bailee Letters                                                     33

SECTION 8.        NEGATIVE COVENANTS.............................................................................34
         8.1.     Changes in Business                                                                            34
         8.2.     Consolidation, Merger, Acquisitions, Asset Sales, etc.                                         34
         8.3.     Liens                                                                                          35
         8.4.     Indebtedness                                                                                   36
         8.5.     Advances, Investments, Loans and Guaranty Obligations                                          37
         8.6.     Dividends, etc.                                                                                38
         8.7.     Limitation on Certain Restrictive Agreements                                                   38
         8.8.     Prepayments and Refinancings of Other Debt, etc.                                               38
         8.9.     Transactions with Affiliates                                                                   39
         8.10.    Organizational Documents, etc.                                                                 39
         8.11.    Plan Terminations, Minimum Funding, etc.                                                       39
         8.12.    Minimum Principal Outstanding                                                                  39

SECTION 9.        SUBORDINATION..................................................................................39
         9.1.      Priority of Senior Indebtedness over Obligations                                              39
         9.2.     Payment Over of Proceeds Upon Dissolution, Etc.                                                40
         9.3.     Suspension of Payment And Remedies When Senior Indebtedness
                   in Default.                                                                                   41
         9.4.     Payment Permitted if No Default                                                                41

                                                                    Exhibit 10.2

         9.5.     Subrogation to Rights of Holders of Senior Indebtedness                                        41
         9.6.     Provisions Solely to Define Relative Rights.                                                   41
         9.7.     No Waiver of Subordination Provisions.                                                         42
         9.8.     Notice to Lender.                                                                              42
         9.9.     Reliance on Judicial Order or Certificate of Liquidating Agent.                                42
         9.10     Continuing Agreement; Assignments Under the Senior Facility                                    42

SECTION 10.       EVENTS OF DEFAULT..............................................................................43
         10.1.    Events of Default                                                                              43
         10.2.    Acceleration, etc.                                                                             44
         10.3.    Application of Liquidation Proceeds                                                            45

SECTION 11.       MISCELLANEOUS..................................................................................45
         11.1.    Payment of Expenses etc.                                                                       45
         11.2.    Right of Setoff                                                                                46
         11.3.    Notices                                                                                        47
         11.4.    Benefit of Agreement                                                                           47
         11.5.    No Waiver: Remedies Cumulative                                                                 47
         11.6.    [Intentionally omitted.]                                                                       47
         11.7.    Calculations: Computations                                                                     47
         11.8.    Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial                         47
         11.9.    Counterparts                                                                                   48
         11.10.   Effectiveness; Integration                                                                     48
         11.11.   Headings Descriptive                                                                           48
         11.12.   Amendment or Waiver                                                                            48
         11.13.   Survival of Indemnities                                                                        48
         11.14.   [Intentionally omitted.]                                                                       48
         11.15.   Lender Register                                                                                48
         11.16.   General Limitation of Liability                                                                48
         11.17.   No Duty                                                                                        49
         11.18.   [Intentionally omitted.]                                                                       49
         11.19.   Survival of Representations and Warranties                                                     49
         11.20.   Severability.                                                                                  49
         11.21.   Independence of Covenants.                                                                     49
         11.22.   Interest Rate Limitation.                                                                      49

                                                                    Exhibit 10.2



CREDIT AGREEMENT, dated as of December 11, 2000, between the following:

                  (i) VALUE CITY DEPARTMENT STORES, INC., an Ohio corporation (herein, together with its successors and assigns, the "BORROWER"); and

                  (ii) SCHOTTENSTEIN STORES CORPORATION, a Delaware corporation (the "LENDER").


         PRELIMINARY STATEMENTS:

         1. The Borrower requires funds to meet its ongoing working capital needs and for other general corporate purposes.

         2. The Borrower has requested, and the Lender has agreed, that the Lender loan the Borrower funds on the terms and conditions set forth in this Agreement.

         AGREEMENT:

         In consideration of the premises and the mutual agreements contained herein, the Borrower and the Lender hereby agree as follows:

         SECTION 1. DEFINITIONS AND TERMS.

         1.1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

         "ACQUISITION" shall mean and include (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any facility and/or business operated by any person who is not a Subsidiary of the Borrower, and
(ii) acquisitions of a majority of the outstanding equity or other similar interests in any such person (whether by merger, stock purchase or otherwise).

         "AFFILIATE" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person. A person shall be deemed to control a second person if such first person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second person or (ii) to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a person shall not, solely by reason of such status, be considered an Affiliate of such person; and (y) neither the Lender nor any Lender shall in any event be considered an Affiliate of the Borrower or any other Credit Party or any of their respective Subsidiaries.

                                                                    Exhibit 10.2

         "AGREEMENT" shall mean this Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

         "APPLICABLE COMMITMENT FEE RATE" shall have the meaning provided in section 3.1(a).

         "APPLICABLE EURODOLLAR MARGIN" shall have the meaning provided in section 2.7(e).

         "ASSET SALE" shall mean the sale, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, and liquidations of a corporation, partnership or limited liability company of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any person other than the Borrower or any Subsidiary of any of their respective assets, PROVIDED that the term Asset Sale specifically excludes any sales, transfers or other dispositions of inventory, or obsolete or excess furniture, fixtures, equipment or other property, tangible or intangible, in each case in the ordinary course of business.

         "AUTHORIZED OFFICER" shall mean any officer or employee of the Borrower designated as such in writing to the Lender by the Borrower.

         "BANKRUPTCY CODE" shall have the meaning provided in section 10.1(h).

         "BORROWER" shall have the meaning provided in the first paragraph of this Agreement.

         "BORROWING" shall mean the incurrence of General Revolving Loans consisting of one Type of Loan, by the Borrower from the Lender.

         "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the city in which the Payment Office is located a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

         "CAPITAL LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

         "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

         "CASH EQUIVALENTS" shall mean any of the following:

                  (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith

                                                                    Exhibit 10.2

         and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

                  (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) the Senior Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "APPROVED BANK"), in each case with maturities of not more than 180 days from the date of acquisition;

                  (iii) commercial paper issued by the Senior Lender or any Approved Bank or by the parent company of the Senior Lender or any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short- term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within 270 days after the date of acquisition;

                  (iv) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iii) above; and

                  (v) investments in money market funds access to which is provided as part of "sweep" accounts maintained with the Senior Lender or an Approved Bank.

         "CASH PROCEEDS" shall mean, with respect to (i) any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary from such Asset Sale, and (ii) any Event of Loss, the aggregate cash payments, including all insurance proceeds and proceeds of any award for condemnation or taking, received in connection with such Event of Loss.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 ET SEQ.
         "CHANGE OF CONTROL" shall mean and include any of the following:

                   (i) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new directors whose election by the Borrower's Board of Directors was, or whose nomination for election by the Borrower's shareholders was (prior to the commencement of the proxy or consent solicitation relating thereto), approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the directors then in office;

                  (ii) any person or group (as such term is defined in section 13(d)(3) of the 1934 Act), other than the Borrower, any trustee or other fiduciary holding securities

                                                                    Exhibit 10.2

         under an employee benefit plan of the Borrower and the Current Holder Group, shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 30%, on a fully diluted basis, of the economic or voting interest in the Borrower's capital stock;

                  (iii) the shareholders of the Borrower approve a merger or consolidation of the Borrower with any other person, OTHER than a merger or consolidation which would result in the voting securities of the Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than 75% of the combined voting power of the voting securities of the Borrower or such surviving or resulting entity outstanding after such merger or consolidation;

                  (iv) the shareholders of the Borrower approve a plan of complete liquidation of the Borrower or an agreement or agreements for the sale or disposition by the Borrower of all or substantially all of the Borrower's assets; and/or

                  (v) any "change in control" or any similar term as defined in any of the documents governing the Subordinated Bridge Debt.

         "CLOSING DATE" shall mean the date, on or after the Effective Date, upon which the conditions specified in section 5.1 are satisfied. It is expected that the Closing Date will be December 11, 2000; if it is a different date, the Lender will give written notice of the different date to all of the other parties hereto.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "COLLATERAL" shall mean any collateral covered by any Security
Document.

         "COMMITMENT" shall mean an amount up to the principal sum of $50,000,000, as the same may be reduced from time to time pursuant to section 3.3, terminated pursuant to 10.2 or adjusted from time to time pursuant to section 11.4; PROVIDED, HOWEVER, that any amounts in excess of the principal sum of $20,000,000 shall be advanced in the sole discretion of the Lender.

         "COMMITMENT FEE" shall have the meaning provided in section 3.1(a).

         "CONSOLIDATED AMORTIZATION EXPENSE" shall mean, for any period, all amortization expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized

                                                                    Exhibit 10.2

interest) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries. Notwithstanding the foregoing, amounts expended to complete, or capitalized in connection with the completion of, Permitted Acquisitions, shall not constitute Consolidated Capital Expenditures.

         "CONSOLIDATED DEPRECIATION EXPENSE" shall mean, for any period, all depreciation expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated Net Income for such period; PLUS (A) the sum of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation Expense, (iv) Consolidated Amortization Expense, and (v) non cash losses and charges which are properly classified as extraordinary or nonrecurring; LESS (B) gains on sales of assets and other extraordinary gains and other non-recurring non-cash gains; all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; EXCEPT that in computing Consolidated Net Income for purposes of this definition, there shall be excluded therefrom (x) the income, (or loss) of any entity (other than Subsidiaries of the Borrower) in which the Borrower or any of its Subsidiaries has a joint or minority interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period, and (y) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; and PROVIDED that, notwithstanding anything to the contrary contained herein, the Borrower's Consolidated EBITDA for any Testing Period shall (x) include the appropriate financial items for any person or business unit which has been acquired by the Borrower for any portion of such Testing Period prior to the date of acquisition, and (y) exclude the appropriate financial items for any person or business unit which has been disposed of by the Borrower for the portion of such Testing Period prior to the date of disposition.

         "CONSOLIDATED INCOME TAX EXPENSE" shall mean, for any period, all provisions for taxes based on the net income of the Borrower or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, total interest expense (including that which is capitalized and that which is attributable to Capital Leases, in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries including, without limitation, net costs under Hedge Agreements, but excluding, however, any amortization or charge off of deferred financing costs, all as determined in accordance with GAAP.

         "CONSOLIDATED NET INCOME" shall mean for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single

                                                                    Exhibit 10.2

accounting period determined in conformity with GAAP, PROVIDED that there shall be excluded therefrom (i) the income (or loss) of any entity (other than Subsidiaries of the Borrower) in which the Borrower or any of its Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period, and (ii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         "CONSOLIDATED TANGIBLE NET WORTH" shall mean at any time for the determination thereof (i) all amounts that, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower as at such date, PLUS (ii) the outstanding principal balance of the Subordinated Bridge Debt as at such date, REDUCED BY (iii) the sum (without duplication), on a consolidated basis, of the following, to the extent reflected as consolidated assets: (A) any write-up in the book value of any assets subsequent to the date of the most recent financial statements referred to in section 7.8(a) of the Senior Facility, (B) goodwill,
(C) organizational expenses, research and development expenses, patents, trademarks, copyrights licenses and other intangible assets, (D) unamortized debt discount and expense, (E) securities which are not readily marketable, (F) cash or Cash Equivalents held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Indebtedness, and (G) any items not included in the foregoing clauses (A) through (F) that are treated as intangibles in accordance with GAAP, PROVIDED that in no event shall Consolidated Tangible Net Worth include any amounts in respect of Redeemable Stock.

         "CONSOLIDATED TOTAL DEBT"shall mean the sum (without duplication) of the principal amount (using Capitalized Lease Obligations in lieu of principal amount, in the case of any Capital Lease, or present value, based on the implicit interest rate, in lieu of principal amount, in the case of a Synthetic Lease, or higher of stated or liquidation value, in lieu of principal amount, in the case of Redeemable Stock) of all Indebtedness (other than the Subordinated Bridge Debt) of the Borrower and of each of its Subsidiaries, all as determined on a consolidated basis; PROVIDED that so long as there is no payment default under the Borrower's Guaranty Obligation with respect to the Indebtedness of VCM, Ltd., an Ohio limited liability company, and the maturity of such Indebtedness has not been accelerated, only 50% of such Guaranty Obligation of the Borrower shall be included in Consolidated Total Debt.

         "CREDIT DOCUMENTS" shall mean this Agreement, the Note, the Subsidiary Guaranty, and each Security Document.

         "CREDIT EVENT" shall mean the making of any Loans.

         "CREDIT PARTY" shall mean the Borrower and each of its Subsidiaries which is a party to any Credit Document.

         "CURRENT HOLDER GROUP" shall mean (i) those persons who are officers and directors of the Borrower at the Effective Date, (ii) the spouses, heirs, legatees, descendants and blood

                                                                    Exhibit 10.2

relatives to the third degree of consanguinity of any such person, (iii) the executors and administrators of the estate of any such person, and any court appointed guardian of any such person, (iv) any trust for the benefit of any such person referred to in the foregoing clauses (i) and (ii) or any other persons, or organized for charitable purposes, so long as one or more members of the Current Holder Group has the exclusive or joint right to control the voting and disposition of securities held by such trust, (v) any entity beneficially owned by any such person referred to in the foregoing clauses (i) and (ii), and
(vi) Schottenstein Stores Corporation.

         "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "DOLLARS", "U.S. DOLLARS", "DOLLARS" and the sign "$" each means lawful money of the United States.

         "EFFECTIVE DATE" shall have the meaning provided in section 11.10.

         "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter "CLAIMS"), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "ENVIRONMENTAL LAW" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against the Borrower or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 ET SEQ., the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 ET SEQ. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                                                                    Exhibit 10.2

         "ERISA AFFILIATE" shall mean each person (as defined in section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of section 414(b),(c),
(m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

         "EURODOLLAR LOANS" shall mean each Loan bearing interest at the rates provided in section 2.7(b).

         "EURODOLLAR RATE" shall mean with respect to each Interest Period for a Eurodollar Loan, (A) either (i) the rate per annum for deposits in Dollars of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan for which an interest rate is then being determined for a maturity most nearly comparable to such Interest Period which appears on page 3750 of the Dow Jones Telerate Screen as of 11:00 A.M. (local time at the Notice Office) on the date which is two Business Days prior to the commencement of such Interest Period, or (ii) if such a rate does not appear on such page, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered to each of the Reference Banks (as defined in the Senior Facility) by prime banks in the London interbank Eurodollar market for deposits of amounts in Dollars in same day funds comparable to the outstanding principal amount of the Eurodollar Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, in each case divided (and rounded upward to the nearest whole multiple of 1/16th of 1%) by (B) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets which may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

         "EVENT OF DEFAULT" shall have the meaning provided in section 10.1.

         "EVENT OF LOSS" shall mean, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 90 days after the occurrence of such destruction or damage, (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a Leasehold, the termination or expiration of such Leasehold.

         "EXISTING INDEBTEDNESS" shall have the meaning provided in section
6.17.

                                                                    Exhibit 10.2

         "EXISTING INDEBTEDNESS AGREEMENTS" shall have the meaning provided in section 6.17.

         "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal Funds brokers of recognized standing selected by the Lender.

         "FEES" shall mean all amounts payable pursuant to, or referred to in, section 3.1.

         "FOREIGN SUBSIDIARY" shall mean any Subsidiary (i) which is not incorporated in the United States and substantially all of whose assets and properties are located, or substantially all of whose business is carried on, outside the United States, or (ii) substantially all of whose assets consist of Subsidiaries that are Foreign Subsidiaries as defined in clause (i) of this definition.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of section 9, including defined terms as used therein, are subject (to the extent provided therein) to sections 1.3 and 11.7(a).

         "GENERAL REVOLVING LOAN" shall have the meaning provided in section
2.1.

         "GENERAL REVOLVING NOTE" shall have the meaning provided in section 2.5(a).

         "GUARANTY OBLIGATIONS" shall mean as to any person (without duplication) any obligation of such person guaranteeing any Indebtedness ("PRIMARY INDEBTEDNESS") of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or
(d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, PROVIDED, HOWEVER, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

         "HAZARDOUS MATERIALS" shall mean (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde

                                                                    Exhibit 10.2

foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous wastes", "restrictive hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect, under any applicable Environmental Law.

         "HEDGE AGREEMENT" shall mean (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates, and (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement designed to protect against fluctuations in currency exchange rates.

         "INCOME TAX REFUND" means a payment in an amount up to the amount of the Borrower's pending tax refund (which the Borrower estimates to be $30,000,000).

         "INDEBTEDNESS" of any person shall mean without duplication:

                  (i) all indebtedness of such person for borrowed money;

                  (ii) all bonds, notes, debentures and similar debt securities of such person;

                  (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such person;

                  (iv) the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder;

                  (v) all obligations, contingent or otherwise, of such person in respect of bankers' acceptances;

                  (vi) all Indebtedness of a second person secured by any Lien on any property owned by such first person, whether or not such indebtedness has been assumed;

                  (vii) all Capitalized Lease Obligations of such person;

                  (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such person;

                  (ix) all obligations of such person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations;

                  (x) all net obligations of such person under Hedge Agreements;

                  (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse,

                                                                    Exhibit 10.2

         if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts;

                  (xii) the stated value, or liquidation value if higher, of all Redeemable Stock of such person; and

                  (xiii) all Guaranty Obligations of such person;

PROVIDED that (x) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness; and (y) the Indebtedness of any person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such person is a general partner) to the extent such person is liable thereon as a result of such person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such person is not liable thereon.

         "INTEREST PERIOD" with respect to any Eurodollar Loan shall mean the interest period applicable thereto, as determined pursuant to section 2.8.

         "LEASEHOLDS" of any person means all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

         "LENDER" shall have the meaning provided in the first paragraph of this Agreement.

         "LENDER REGISTER" shall have the meaning provided in section 11.15.

         "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

         "LIMITED" shall mean The Limited, Inc. and its Affiliates.

         "LIMITED AGREEMENT" shall mean that certain agreement and security agreement dated as of December, 2000 by and between the Borrower and Limited as the same may be amended, restated and supplemented from time to time.

         "LIMITED INVENTORY" shall mean the merchandise inventory of the Borrower subject to a lien in favor of Limited pursuant to the Limited Agreement.

         "LOAN" shall have the meaning provided in section 2.1.

         "MARGIN STOCK" shall have the meaning provided in Regulation U.

                                                                    Exhibit 10.2

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, operations, property, assets, liabilities or financial condition of,
(i) when used with reference to the Borrower or any of its Subsidiaries, the Borrower and its Subsidiaries, taken as a whole, or (ii) when used with reference to any other person, such person and its Subsidiaries, taken as a whole, as the case may be.

         "MATERIAL SUBSIDIARY" shall mean, at any time, with reference to any person, any Subsidiary of such person (i) that has assets at such time comprising 15% or more of the consolidated assets of such person and its Subsidiaries, or (ii) whose operations in the current fiscal year are expected to, or whose operations in the most recent fiscal year did (or would have if such person had been a Subsidiary for such entire fiscal year), represent 15% or more of the consolidated earnings before interest, taxes, depreciation and amortization of such person and its Subsidiaries for such fiscal year.

         "MATURITY DATE" shall mean the day after the later of (i) the Maturity Date as defined in the Senior Facility and (ii) payment in full of all obligations under and termination in full of all lending obligations and commitments under the Senior Facility, unless earlier terminated.

         "MINIMUM BORROWING AMOUNT" shall mean with respect to(A) Prime Rate Loans, $1,000,000, with minimum increments thereafter of $500,000, or (B) Eurodollar Loans, $1,000,000, with minimum increments thereafter of $1,000,000.

         "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan, as defined in section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

         "MULTIPLE EMPLOYER PLAN" shall mean an employee benefit plan, other than a Multiemployer Plan, to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

         "NET CASH PROCEEDS" shall mean, with respect to (i) any Asset Sale, the Cash Proceeds resulting therefrom net of (A) reasonable and customary expenses of sale incurred in connection with such Asset Sale, and other reasonable and customary fees and expenses incurred, and all state, and local taxes paid or reasonably estimated to be payable by such person, as a consequence of such Asset Sale and the payment of principal, premium and interest of Indebtedness (other than the Obligations) secured by the asset which is the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale, (B) amounts of any distributions payable to holders of minority interests in the relevant person or in the relevant property or assets and (C) incremental federal, state and local income taxes paid or payable as a result thereof; and (ii) any Event of Loss, the Cash Proceeds resulting therefrom net of (A) reasonable and customary expenses incurred in connection with such Event

                                                                    Exhibit 10.2

of Loss, and local taxes paid or reasonably estimated to be payable by such person, as a consequence of such Event of Loss and the payment of principal, premium and interest of Indebtedness (other than the Obligations) secured by the asset which is the subject of the Event of Loss and required to be, and which is, repaid under the terms thereof as a result of such Event of Loss, (B) amounts of any distributions payable to holders of minority interests in the relevant person or in the relevant property or assets and (C) incremental federal, state and local income taxes paid or payable as a result thereof.

         "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "NOTE" shall mean the General Revolving Note.

         "NOTICE OF BORROWING" shall have the meaning provided in section
2.3(a).

         "NOTICE OF CONVERSION" shall have the meaning provided in section 2.6.

         "NOTICE OFFICE" shall mean the office of the Lender located at 1800 Moler Road, Columbus, Ohio 43207.

         "OBLIGATIONS" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Borrower or any other Credit Party to the Lender pursuant to the terms of this Agreement or any other Credit Document.

         "OPERATING LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that person.

         "PAYMENT OFFICE" shall mean the Notice Office, or such other office, located in a city in the United States Eastern Time Zone, as the Lender may designate to the Borrower from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to section 4002 of ERISA, or any successor thereto.

         "PERMITTED ACQUISITION" shall mean and include any Acquisition as to which all of the following conditions are satisfied:

                  (i) such Acquisition involves a line or lines of business which is complementary to the lines of business in which the Borrower and its Subsidiaries, considered as an entirety, are engaged on the Effective Date, UNLESS the Lender specifically approves or consents to such Acquisition in writing;

                  (ii) such Acquisition is not actively opposed by the Board of Directors (or similar governing body) of the selling person or the person whose equity interests are to be acquired, UNLESS the Lender specifically approves or consents to such Acquisition in writing; and

                                                                    Exhibit 10.2

                  (iii) the cumulative aggregate consideration for such Acquisition and all other Permitted Acquisitions completed after the Closing Date, including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired person or persons, does not exceed $5,000,000, UNLESS the Lender specifically approves or consents to such Acquisition;

PROVIDED, that the term Permitted Acquisition specifically excludes any loans, advances or minority investments otherwise permitted pursuant to section 8.5.

         "PERMITTED LIENS" shall mean Liens described in section 8.3.

         "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" shall mean any multiemployer or single-employer plan as defined in section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute by) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

         "PRIME RATE" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by the Senior Agent at its principal office, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Effective Rate in effect from time to time PLUS 1/2 of 1% per annum.

         "PRIME RATE LOAN" shall mean each Loan bearing interest at the rate provided in section 2.7(a).

         "PROHIBITED TRANSACTION" shall mean a transaction with respect to a Plan that is prohibited under section 4975 of the Code or section 406 of ERISA and not exempt under section 4975 of the Code or section 408 of ERISA.

         "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 ET SEQ.

         "REAL PROPERTY" of any person shall mean all of the right, title and interest of such person in and to land, improvements and fixtures, including Leaseholds.
         "REDEEMABLE STOCK" shall mean with respect to any person, any capital stock or similar equity interests of such person that (i) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the latest Maturity Date; or (ii) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the latest Maturity Date under this

                                                                    Exhibit 10.2

Agreement, other than any such repurchase or retirement occasioned by a "change of control" or similar event.

         "REGULATION D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

         "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "REPORTABLE EVENT" shall mean an event described in section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under subsections .22, .23,
 .25, .27, .28, .30, .31, .32, .34, .35, .63, .64, .65 or .67 of PBGC Regulation
section 4043.

         "SALE AND LEASE-BACK TRANSACTION" shall mean any arrangement with any person providing for the leasing by the Borrower or any Subsidiary of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such person.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SECURITY AGREEMENTS" shall have the meaning provided in section
5.1(c).

         "SECURITY DOCUMENTS" shall mean the Security Agreements, the Pledge Agreement and each other document pursuant to which any Lien or security interest is granted by any Credit Party to the Lender as security for any of the Obligations.

         "SENIOR AGENT" shall mean National City Bank, its successor and assigns in such capacity, in its capacity as administrative agent and collateral agent under the amended and restated credit agreement, as amended, between, INTER ALIA, National City Bank and the Borrower.

         "SENIOR FACILITY" shall mean the credit agreement, security agreement, pledge agreement, and each other document entered into from time to time in connection therewith by and between, INTER ALIA, National City Bank, as administrative agent and collateral agent, and Value City Department Stores, Inc., as borrower, dated as of March 15, 2000, as any of the same shall be amended, waived, supplemented, restated or otherwise modified from time to time.

                                                                    Exhibit 10.2

         "SENIOR INDEBTEDNESS" shall mean all obligations of any Credit Party under the Senior Facility, and any replacement, substitution, or refinancing of the Senior Facility. Without limiting the foregoing, Senior Indebtedness includes the principal of and premium, if any, and interest (including interest accruing after the occurrence of an event of default or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) on all obligations of every nature of the Borrower or such Subsidiary Guarantor from time to time owed to the lenders under the Senior Facility.

         STANDARD PERMITTED LIENS" shall mean the following:

                  (i) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

                  (ii) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary;

                  (iii) Liens created by this Agreement or the other Credit Documents;

                  (iv) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under section 10.1(g);

                  (v) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and mechanic's Liens, carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

                  (vi) Leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

                  (vii) easements, rights-of-way, zoning or deed restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries considered as an entirety;

                  (viii) Liens arising from financing statements regarding property subject to leases not in violation of the requirements of this Agreement, PROVIDED that such Liens

                                                                    Exhibit 10.2

         are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); and

                  (ix) rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC.

         "SUBORDINATED BRIDGE DEBT" shall mean the Borrower's issuance of subordinated indebtedness in the aggregate principal amount of $75,000,000, pursuant to a Senior Subordinated Convertible loan agreement dated as of March 15, 2000, between the Borrower and Prudential Securities Credit Corp., LLC, as amended, modified, supplemented, restated or assigned from time to time, including without limitation, any subordinated indebtedness which is convertible to any other security of the Borrower or any of its Subsidiaries or Affiliates and continuing subsequent to any such conversion of any Indebtedness.

         "SUBSIDIARY" of any person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

         "SUBSIDIARY GUARANTOR" shall mean any Subsidiary which is a party to the Subsidiary Guaranty.

         "SUBSIDIARY GUARANTY" shall have the meaning provided in section
5.1(c).

         "SYNTHETIC LEASE" shall mean any lease (i) which is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the "owner" of the leased property for Federal income tax purposes.

         "TAXES" shall have the meaning provided in section 4.4.

         "TESTING PERIOD" shall mean for any determination, a single period consisting of the four consecutive fiscal quarters of the Borrower then last ended (whether or not such quarters are all within the same fiscal year), EXCEPT that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters of the Borrower then last ended which are so indicated in such provision.

         "TYPE" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., a Prime Rate Loan or Eurodollar Loan.

         "UCC" shall mean the Uniform Commercial Code.

                                                                    Exhibit 10.2

         "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

         "UNITED STATES" and "U.S." each means United States of America.

         "UNUTILIZED COMMITMENT" for the Lender at any time shall mean the excess of (i) the Commitment at such time over (ii) the principal amount of General Revolving Loans made by the Lender and outstanding at such time.

         "WHOLLY-OWNED SUBSIDIARY" shall mean each Subsidiary of the Borrower at least 95% of whose capital stock, equity interests and partnership interests, other than director's qualifying shares or similar interests, are owned directly or indirectly by the Borrower.

         "WRITTEN", "WRITTEN" or "IN WRITING" shall mean any form of written communication or a communication by means of telex, facsimile transmission, e-mail transmission, telegraph or cable.

         1.2. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         1.3. ACCOUNTING TERMS. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower notifies the Lender that the Borrower requests an amendment to any provision of section 8 or 9 hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof to such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the requirements of this Agreement.

         1.4. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular

                                                                    Exhibit 10.2

provision hereof, (d) all references herein to sections, Annexes and Exhibits shall be construed to refer to sections of, and Annexes and Exhibits to, this Agreement, and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing.

         SECTION 2. AMOUNT AND TERMS OF LOANS.

         2.1. COMMITMENTS FOR LOANS. Subject to and upon the terms and conditions herein set forth, the Lender agrees to make a loan or loans (each a "LOAN" and, collectively, the "LOANS") to the Borrower to the extent of the Commitment, which Loans shall be drawn, as set forth below:

                  Loans to the Borrower (each a "GENERAL REVOLVING LOAN" and, collectively, the "GENERAL REVOLVING LOANS") (i) may be made at any time and from time to time on and after the Closing Date and prior to the Maturity Date; (ii) shall be made only in U.S. Dollars; (iii) except as otherwise provided, may, at the option of the Borrower, be incurred and maintained as, or converted into, General Revolving Loans that are either Prime Rate Loans or Eurodollar Loans, PROVIDED that all General Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of General Revolving Loans of the same Type; and (iv) may be repaid or prepaid and reborrowed in accordance with the provisions hereof.

         2.2. MINIMUM BORROWING AMOUNTS, ETC. The aggregate principal amount of each Borrowing by the Borrower shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred by the Borrower on any day, PROVIDED that (i) if there are two or more Borrowings on a single day which consist of Eurodollar Loans, each such Borrowing shall have a different initial Interest Period, and (ii) at no time shall there be more than 10 Borrowings that are Eurodollar Loans outstanding hereunder.

         2.3. PROCEDURES FOR BORROWING. (a) NOTICE OF BORROWING. Whenever the Borrower desires to incur Loans, it shall give the Lender at its Notice Office and in the case of any Borrowing of (1) Eurodollar Loans to be made hereunder, prior to 11:00 A.M. (local time at its Notice Office), at least three Business Days' prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Lender), or (2) Prime Rate Loans to be made hereunder, prior to 11:00 A.M. (local time at its Notice Office), at least one Business Day's prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Lender). Each such notice (each such notice, a "NOTICE OF BORROWING") shall (if requested by the Lender to be confirmed in writing) be substantially in the form of Exhibit B-1, and in any event shall be irrevocable and shall specify: (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing; (ii) the date of the Borrowing (which shall be a Business Day); (iii) whether the Borrowing shall consist of Prime Rate Loans or Eurodollar Loans; and (iv) if the requested Borrowing consists of Eurodollar Loans, the Interest Period to be initially applicable thereto.

         (b) ACTIONS BY LENDER ON TELEPHONE NOTICE. Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given

                                                                    Exhibit 10.2

hereunder, the Lender may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Lender in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Lender's record of the terms of such telephonic notice shall be conclusive absent manifest error.

         2.4. DISBURSEMENT OF FUNDS. (a) No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, the Lender will make available the requested Borrowing.

         2.5. NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by the Lender shall be evidenced by a promissory note substantially in the form of Exhibit A (the "GENERAL REVOLVING NOTE").

         (b) The General Revolving Note shall: (i) be executed by the Borrower;
(ii) be payable to the order of the Lender and be dated on or prior to the date the first Loan evidenced thereby is made; (iii) be in a stated principal amount equal to the Commitment and be payable in the principal amount of General Revolving Loans evidenced thereby; (iv) mature on the Maturity Date; (v) bear interest as provided in section 2.7 in respect of the Prime Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory prepayment as provided in section 4.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (c) The Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any Note, endorse on the reverse side thereof or the grid attached thereto the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans.

         2.6. CONVERSIONS OF GENERAL REVOLVING LOANS. The Borrower shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the outstanding Loans comprising a Borrowing into a Borrowing or Borrowings of the other Type of Loan PROVIDED that: (i) no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto; (ii) any conversion of Eurodollar Loans into Prime Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans; (iii) Prime Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion unless the Lender otherwise agrees; and (iv) Borrowings of Eurodollar Loans resulting from this section 2.6 shall conform to the requirements of section 2.2. Each such conversion shall be effected by the Borrower giving the Lender at its Notice Office, prior to 11:00 A.M. (local time at such Notice Office), at least three Business Days' (or prior to 11:00 A.M. (local time at such Notice Office) one Business Day's, in the case of a conversion into Prime Rate Loans), prior written notice (or telephonic notice, promptly confirmed in writing if so requested by the Lender) (each a "NOTICE OF CONVERSION"), substantially in the form of Exhibit B-2, specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the

                                                                    Exhibit 10.2

Interest Period to be initially applicable thereto. For the avoidance of doubt, the prepayment or repayment of any Loans out of the proceeds of other Loans by the Borrower is not considered a conversion of Loans into other Loans.

         2.7. INTEREST. (a) INTEREST ON PRIME RATE LOANS. The unpaid principal amount of each General Revolving Loan that is a Prime Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a fluctuating rate per annum which shall at all times be equal to the Prime Rate in effect from time to time PLUS the Applicable Prime Rate Margin (as defined below).

         (b) INTEREST ON EURODOLLAR LOANS. The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurodollar Margin (as defined below) for such Eurodollar Loan PLUS the relevant Eurodollar Rate.

         (c) DEFAULT INTEREST. Notwithstanding the above provisions, if a Default or Event of Default is in existence, all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan shall bear interest, payable on demand, at a fluctuating rate per annum equal to 2% per annum above the interest rate from time to time in effect pursuant to section 2.7(a) hereof. If any amount (other than the principal of and interest on the Loans) payable by the Borrower under the Credit Documents is not paid when due, such amount shall bear interest, payable on demand, at a fluctuating rate per annum equal to 2% per annum above the interest rate from time to time in effect pursuant to section 2.7(a) hereof.

         (d) ACCRUAL AND PAYMENT OF INTEREST. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable in the case of any Loan (A) which is a Prime Rate Loan, quarterly in arrears on the last Business Day of January, April, July, and October, (B) which is a Eurodollar Loan, on the last day of each Interest Period applicable thereto, and in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period, and (C) on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (e) APPLICABLE MARGINS. As used herein, the term "APPLICABLE PRIME RATE MARGIN", as applied to any Loan which is a Prime Rate Loan, and the term "APPLICABLE EURODOLLAR MARGIN", as applied to any Loan which is a Eurodollar Loan, means the particular rate per annum determined by the Lender in accordance with the Pricing Grid Table which appears below and the following provisions:

                  (i) [INTENTIONALLY OMITTED.]

                  (ii) Commencing with the fiscal quarter of the Borrower ended on or nearest to January 31, 2001, and continuing for each fiscal quarter thereafter, the Lender will determine the Applicable Prime Rate Margin or Applicable Eurodollar Margin for any Loan in accordance with the Pricing Grid Table, based on the Borrower's ratio of (x)

                                                                    Exhibit 10.2

         Consolidated Total Debt as of the end of the fiscal quarter, to (y) Consolidated EBITDA for the Testing Period ended with such fiscal quarter, as identified in such Table. Changes in the Applicable Prime Rate Margin or Applicable Eurodollar Margin based upon changes in such ratio shall become effective on the same day as equivalent changes become effective under the terms of the Senior Facility.

                  (iii) Notwithstanding the above provisions, during any period when a Default or an Event of Default has occurred and is continuing, then the Applicable Prime Rate Margin and the Applicable Eurodollar Margin shall each be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA at such time.

                  (iv) Any changes in the Applicable Prime Rate Margin or the Applicable Eurodollar Margin shall be determined by the Lender in accordance with the above provisions and the Lender will promptly provide notice of such determinations to the Borrower. Any such determination by the Lender pursuant to this section 2.7(e) shall be conclusive and binding absent manifest error.

                                                                    Exhibit 10.2


                               PRICING GRID TABLE
                           (EXPRESSED IN BASIS POINTS)

-------------------------------------------------------------------------------------------------------------------

RATIO OF                                      APPLICABLE                  APPLICABLE                APPLICABLE
CONSOLIDATED TOTAL DEBT                       EURODOLLAR                  PRIME RATE                COMMITMENT
TO                                            MARGIN                      MARGIN                    FEE RATE
CONSOLIDATED EBITDA
-------------------------------------------------------------------------------------------------------------------

Equal to or greater than 3.50 to 1.00                325.00                  175.00                   50.00
-------------------------------------------------------------------------------------------------------------------

Equal to or greater than 3.25 to 1.00 but            300.00                  150.00                   50.00
less than 3.50 to 1.00
-------------------------------------------------------------------------------------------------------------------

Equal to or greater than 3.00 to 1.00  less          275.00                  125.00                   50.00
than 3.25 to 1.00
-------------------------------------------------------------------------------------------------------------------

Equal to or greater than 2.50 to 1.00 but            250.00                  100.00                   37.50
less than  3.00 to 1.00
-------------------------------------------------------------------------------------------------------------------

Equal to or greater than 2.00 to 1.00 but            225.00                   75.00                   37.50
less than  2.50 to 1.00
-------------------------------------------------------------------------------------------------------------------

Equal or greater than 1.50 to 1.00 but less          200.00                   50.00                   30.00
than 2.00 to 1.00
-------------------------------------------------------------------------------------------------------------------

Equal or greater than 1.00 to 1.00 but less          175.00                   50.00                   25.00
than 1.50 to 1.00
-------------------------------------------------------------------------------------------------------------------

Less than 1.00 to 1.00                               150.00                   50.00                   25.00
-------------------------------------------------------------------------------------------------------------------


         (f) COMPUTATIONS OF INTEREST. All computations of interest hereunder shall be made in accordance with section 11.7(b).

         2.8. INTEREST PERIODS. (a) At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (local time at the applicable Notice Office) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect an Interest Period, by giving the Lender written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Lender) of the particular Interest Period selected for such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:
                  (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Prime Rate Loans) and each Interest Period occurring thereafter in respect

                                                                    Exhibit 10.2

         of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) no Interest Period for any Loan may be selected which would end after the Maturity Date; and

                  (v) no Interest Period may be elected at any time when a Default or an Event of Default is then in existence unless the Lender otherwise agrees.

         (b) If upon the expiration of any Interest Period the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing to Prime Rate Loans effective as of the expiration date of such current Interest Period.

         2.9. INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that the Lender has determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that the Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which the Lender reasonably deems material with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Eurodollar Rate pursuant to the definition thereof) and/or (y) other circumstances adversely affecting the interbank Eurodollar market or the position of the Lender in such market; or

                                                                    Exhibit 10.2

                  (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by the Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which the Lender customarily complies or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurodollar market;
THEN, and in any such event, the Lender shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower of such determination. Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Lender notifies the Borrower that the circumstances giving rise to such notice by the Lender no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred or converted shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Prime Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the Borrower shall pay to the Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Lender shall determine) as shall be required to compensate the Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to the Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by the Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in section 2.9(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any Eurodollar Loan is affected by the circumstances described in section 2.9(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to section 2.9(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Lender telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by the Lender pursuant to section 2.9(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Prime Rate Loans or require the Lender to make its requested Loan as a Prime Rate Loan, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's notice to the Lender, require the Lender to convert each such Eurodollar Loan.

         (c) Notwithstanding anything in this Agreement to the contrary, the Lender shall not be entitled to compensation or payment or reimbursement of other amounts under section 2.9 or 4.4 for any amounts incurred or accruing more than 120 days prior to the giving of notice to the Borrower of additional costs or other amounts of the nature described in such sections.

         2.10. BREAKAGE COMPENSATION. The Borrower shall compensate the Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or

                                                                    Exhibit 10.2

reemployment of deposits or other funds required by the Lender to fund its Eurodollar Loans) which the Lender may sustain: (i) if for any reason (other than a default by the Lender) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not rescinded or withdrawn by the Borrower or deemed rescinded or withdrawn pursuant to section 2.9(a)); (ii) if any repayment, prepayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to section 2.9(b).


         SECTION 3. FEES; COMMITMENTS.

         3.1. FEES. (a) The Borrower agrees to pay to the Lender a commitment fee (the "COMMITMENT FEE") for the period from and including the Effective Date to, but not including, the Maturity Date or, if earlier, the date upon which the Commitment has been terminated, computed for each day at a rate per annum equal to the Applicable Commitment Fee Rate for such day on the Lender's Unutilized Commitment for such day. The Commitment Fee shall be due and payable in arrears on the last Business Day of each January, April, July and October and on the Maturity Date or, if earlier, the date upon which the Commitment has been terminated.

         As used herein, the term "APPLICABLE COMMITMENT FEE RATE" means the particular rate per annum determined by the Lender in accordance with the Pricing Grid Table which appears in section 2.7(e) hereof, based on the Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA as referred to in such Pricing Grid Table, and the following provisions:

                  (i) [INTENTIONALLY OMITTED.]

                  (ii) Commencing with the fiscal quarter of the Borrower ended on or nearest to January 31, 2001, and continuing for each fiscal quarter thereafter, the Lender will determine the Applicable Commitment Fee Rate in accordance with the Pricing Grid Table, based on the Borrower's ratio of (x) Consolidated Total Debt as of the end of the fiscal quarter, to (y) Consolidated EBITDA for the Testing Period ended with such fiscal quarter, as identified in such Table. Changes in the Applicable Commitment Fee Rate based upon changes in such ratio shall become effective on the same day as equivalent changes become effective under the terms of the Senior Facility.

                  (iii) [INTENTIONALLY OMITTED.]

                  (iv) Notwithstanding the above provisions, during any period when a Default or an Event of Default has occurred and is continuing, then the Applicable Commitment Fee Rate shall be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA at such time.

                                                                    Exhibit 10.2

                  (v) Any changes in the Applicable Commitment Fee Rate shall be determined by the Lender in accordance with the above provisions and the Lender will promptly provide notice of such determinations to the Borrower. Any such determination by the Lender pursuant to this section 3.1(a) shall be conclusive and binding absent manifest error.

         (b) All computations of Fees shall be made in accordance with section 11.7(b).

         3.2. [INTENTIONALLY OMITTED.]

         3.3. MANDATORY TERMINATION/ADJUSTMENTS OF COMMITMENTS, ETC.

         (a) The Commitment shall terminate on the Maturity Date.

         (b) The Commitment shall be permanently reduced, without premium or penalty, at the time that any mandatory prepayment of General Revolving Loans would be made pursuant to section 4.2(b), (c), (d) or (e) if General Revolving Loans were then outstanding in the full amount of the Commitment then in effect, in an amount equal to the required prepayment of principal of General Revolving Loans which would be required to be made in such circumstance. Any such reduction shall apply to permanently reduce the Commitment. The Borrower will provide at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Lender at its Notice Office of any reduction of the Commitment pursuant to this section 3.3(b), specifying the date and amount of the reduction.

         3.4 MANDATORY PREPAYMENT, INCOME TAX REFUND. In the event that over $20,000,000 of the Commitment is outstanding at the time the Borrower receives the Income Tax Refund and as long as no Default or Event of Default under Senior Indebtedness has occurred and is continuing, the Borrower shall make a mandatory prepayment to the Lender of an amount of proceeds received on the Income Tax Refund sufficient to reduce the principal amount outstanding under this Agreement to $20,000,000.


         SECTION 4. PAYMENTS.

         4.1. VOLUNTARY PREPAYMENTS. Subject to section 8.12, the Borrower shall have the right to prepay any Loans, in whole or in part, without premium or penalty, from time to time on the following terms and conditions:

                  (a) the Borrower shall give the Lender at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Lender) of its intent to prepay Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Lender by

                           (x) 11:00 A.M. (local time at the Notice Office)
                  three Business Days prior to the date of such prepayment, in the case of any prepayment of Eurodollar Loans, or

                                                                    Exhibit 10.2

                           (y) 11:00 A.M. (local time at the Notice Office) one
                  Business day prior to the date of such prepayment, in the case of any prepayment of Prime Rate Loans,

                  (b) each partial prepayment of any such Borrowing shall be in an aggregate principal of at least $1,000,000 or an integral multiple of $500,000 in excess thereof, in the case of Prime Rate Loans, and at least $1,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of Eurodollar Loans;

                  (c) no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

                  (d) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; and

                  (e) each prepayment of Eurodollar Loans pursuant to this
         section 4.1 on any date other than the last day of the Interest Period applicable thereto, in the case of Eurodollar Loans, shall be accompanied by any amounts payable in respect thereof under section 2.10.

         4.2. MANDATORY PREPAYMENTS. In each case subject to section 8.12, the Loans shall be subject to mandatory prepayment in accordance with the following provisions:

                  (a) IF OUTSTANDING GENERAL REVOLVING LOANS EXCEED COMMITMENT. If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of General Revolving Loans exceeds the Commitment as then in effect, the Borrower shall prepay on such date that principal amount of General Revolving Loans in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of any Loans to the applicable requirements as to the amounts of partial prepayments which are contained in section 4.1.

                  (b MANDATORY PREPAYMENT---CERTAIN PROCEEDS OF ASSET SALES. If during any fiscal year of the Borrower, and only if the Borrower's obligations under the Senior Facility have been fully satisfied and all lending commitments thereunder terminated, the Borrower and its Subsidiaries have received cumulative Cash Proceeds during such fiscal year from one or more Asset Sales of at least $1,000,000, not later than the third Business Day following the date of receipt of any Cash Proceeds in excess of such amount, an amount, conforming to the requirements as to the amount of partial prepayments contained in section 4.1, at least equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Asset Sale, shall be applied as a mandatory prepayment of principal of the outstanding General Revolving Loans; provided, that (i) if no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower and its Subsidiaries have scheduled Consolidated Capital Expenditures during the following 12 months, and (iii) the Borrower notifies the Lender of the amount and nature thereof and of its intention to reinvest all or a portion of such Net Cash Proceeds in such

                                                                    Exhibit 10.2

         Consolidated Capital Expenditures during such 12 month period, then no such prepayment shall be required to the extent the Borrower so indicates that such reinvestment will take place. If at the end of any such 12 month period any portion of such Net Cash Proceeds has not been so reinvested, the Borrower will immediately make a prepayment of the outstanding General Revolving Loans as provided above in an amount, conforming to the requirements as to amount of prepayments contained in section 4.1, at least equal to such remaining amount.

                  (c MANDATORY PREPAYMENT---CERTAIN PROCEEDS OF EQUITY SALES. Only if the Borrower's obligations under the Senior Facility have been fully satisfied and all lending commitments thereunder terminated, and not later than the Business Day following the date of the receipt by the Borrower and/or any Subsidiary of the cash proceeds (which cash proceeds are net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance of equity securities by the Borrower or any Subsidiary after the Closing Date (other than (i) any inter-company sale to the Borrower or any Subsidiary and (ii) any sale or issuance to management, employees (or key employees) or directors pursuant to stock option or similar plans for the benefit of management, employees (key employees) or directors generally), the Borrower will prepay General Revolving Loans in an aggregate amount, conforming to the requirements as to the amounts of partial prepayments of General Revolving Loans which are contained in section 4.1, which is not less than (x) 100% of such net proceeds, or (y) if less, an amount equal to the then aggregate outstanding principal amount of the General Revolving Loans, if any.

                  (d MANDATORY PREPAYMENT---CERTAIN PROCEEDS OF DEBT SECURITIES. Only if the Borrower's obligations under the Senior Facility have been fully satisfied and all lending commitments thereunder terminated, not later than the Business Day following the date of the receipt by the Borrower of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance of debt securities by the Borrower after the Closing Date in an underwritten public offering, Rule 144A offering, or private placement with one or more institutional investors, the Borrower will prepay General Revolving Loans in an aggregate amount, conforming to the requirements as to the amounts of partial prepayments of General Revolving Loans which are contained in section 4.1, which is not less than (x) 100% of such net proceeds, or
         (y) if less, an amount equal to the then aggregate outstanding principal amount of the General Revolving Loans, if any.

                  (e MANDATORY PREPAYMENT---CERTAIN PROCEEDS OF AN EVENT OF LOSS. Only if the Borrower's obligations under the Senior Facility have been fully satisfied and all lending commitments thereunder terminated, and if during any fiscal year of the Borrower, the Borrower and its Subsidiaries have received cumulative Net Cash Proceeds during such fiscal year from one or more Events of Loss of at least $1,000,000, not later than the third Business Day following the date of receipt of any Net Cash Proceeds in excess of such amount, an amount, conforming to the requirements as to the amount of partial prepayments contained in section 4.1, at least equal to 100% of the Net Cash

         Proceeds then received in excess of such amount from any Event of Loss, shall be applied as a mandatory prepayment of principal of the outstanding Loans, if any.

                  Notwithstanding the foregoing, in the event any property suffers an Event of Loss and (i) the Net Cash Proceeds received in any fiscal year as a result of such Event of Loss are more than $1,000,000,
         (ii) no Default or Event of Default has occurred and is continuing, and
         (iii) the Borrower notifies the Lender in writing that it intends to rebuild, restore or replace the affected property, that such rebuilding, restoration or replacement can be accomplished within 18 months out of such Net Cash Proceeds and other funds available to the Borrower, THEN no such prepayment of the Loans shall be required if the Borrower immediately deposits such Net Cash Proceeds in a cash collateral deposit account over which the Lender shall have sole dominion and control, and which shall constitute part of the Collateral under the Security Documents and may be applied as provided in section
         10.3 if an Event of Default occurs and is continuing. So long as no Default or Event of Default has occurred and is continuing, the Lender is authorized to disburse amounts from such cash collateral deposit account to or at the direction of the Borrower for application to the costs of rebuilding, restoration or replacement of the affected property. Any amounts not so applied to the costs of rebuilding, restoration or replacement or as provided in section 10.3 shall be applied to the prepayment of the Loans as provided above.

                  (f CHANGE OF CONTROL. On the date of which a Change of Control occurs, at the Lender's option no further Borrowings shall be made.

                  (g PARTICULAR LOANS TO BE PREPAID. With respect to each repayment or prepayment of Loans required by this section 4.2, the Borrower shall designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made, PROVIDED that (i) the Borrower shall first so designate all Loans that are Prime Rate Loans and Eurodollar Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Eurodollar Loans for repayment or prepayment,
         (ii) if the outstanding principal amount of Eurodollar Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall be converted into Prime Rate Loans, and (iii) each repayment and prepayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Lender shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under section 2.10. Any repayment or prepayment of Eurodollar Loans pursuant to this section 4.2 shall in all events be accompanied by such compensation as is required by section 2.10.

         4.3. METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Lender, not later than 11:00 A.M. (local time at the Payment Office) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Borrower to the Lender to make a payment from the

                                                                    Exhibit 10.2

funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 11:00 A.M. (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

         4.4. NET PAYMENTS. (a) All payments made by the Borrower hereunder, under the Note or any other Credit Document, will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax, imposed on or measured by the net income or net profits of the Lender pursuant to the laws of the jurisdiction under which the Lender is organized or the jurisdiction in which the principal office of the Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non excluded taxes, levies imposts, duties, fees, assessments or other charges (all such nonexcluded taxes levies, imposts, duties, fees assessments or other charges being referred to collectively as "TAXES"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment by it of all amounts due hereunder, under the Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes will not be less than the amount provided for herein or in the Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse the Lender, upon the written request of the Lender for taxes imposed on or measured by the net income or profits of the Lender pursuant to the laws of the jurisdiction in which the Lender is organized or in which the principal office of the Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office of the Lender is located and for any withholding of income or similar taxes imposed by the United States of America as the Lender shall determine are payable by, or withheld from, the Lender in respect of such amounts so paid to or on behalf of the Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of the Lender pursuant to this sentence, which request shall be accompanied by a statement from the Lender setting forth, in reasonable detail, the computations used in determining such amounts. The Borrower will furnish to the Lender within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the Lender, evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Lender, and reimburse the Lender upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by the Lender.

         (b If the Lender, in its sole opinion, determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes paid as to which indemnification has been paid by the Borrower pursuant to this section, it shall promptly remit such refund (including any interest received in respect thereof), net of all out-of-pocket costs and expenses; PROVIDED,

                                                                    Exhibit 10.2

that the Borrower agrees to promptly return any such refund (plus interest) to the Lender in the event the Lender is required to repay such refund to the relevant taxing authority. The Lender shall provide the Borrower with a copy of any notice of assessment from the relevant taxing authority (redacting any unrelated confidential information contained therein) requiring repayment of such refund. Nothing contained herein shall impose an obligation on the Lender to apply for any such refund.

         (c Reference is hereby made to the provisions of section 2.9(c) for certain limitations upon the rights of the Lender under this section.

         SECTION 5. CONDITIONS PRECEDENT.

         5.1. CONDITIONS PRECEDENT AT CLOSING DATE. The obligation of the Lender to make Loans is subject to the satisfaction of each of the following conditions on the Closing Date:

                  (a EFFECTIVENESS; NOTES. On or prior to the Closing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Lender the Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

                  (b FEES, ETC. The Borrower shall have paid or caused to be paid all fees required to be paid by it on or prior to such date pursuant to section 3.1 hereof and all reasonable fees and expenses of the Lender and of special counsel to the Lender which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

                  (c OTHER CREDIT DOCUMENTS. The Credit Parties named therein shall have duly executed and delivered and there shall be in full force and effect, and original counterparts shall have been delivered to the Lender of, (i) the Subsidiary Guaranty (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "SUBSIDIARY GUARANTY"), substantially in the form attached hereto as Exhibit C-1, (ii) the Security Agreements (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "SECURITY AGREEMENTS"), substantially in the form attached hereto as Exhibit C-2, (iii) the Pledge Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "PLEDGE AGREEMENT"), substantially in the form attached hereto as Exhibit C-3, and (iv) the Collateral Assignment of Trademarks and Security Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "COLLATERAL ASSIGNMENT OF TRADEMARKS"), substantially in the form attached hereto as Exhibit C-4.

                  (d CORPORATE RESOLUTIONS AND APPROVALS. The Lender shall have received certified copies of the resolutions of the Board of Directors of the Borrower and each other Credit Party, approving the Credit Documents to which the Borrower, and each other Credit Party, as the case may be, is or may become a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with

                                                                    Exhibit 10.2

         respect to the execution, delivery and performance by the Borrower or any such other Credit Party of the Credit Documents to which it is or may become a party.

                  (e [INTENTIONALLY OMITTED.]

                  (f [INTENTIONALLY OMITTED.]

                  (g RECORDATION OF SECURITY DOCUMENTS, DELIVERY OF COLLATERAL, TAXES, ETC. The Security Documents (or proper notices or financing statements in respect thereof) shall have been duly recorded, published and filed in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights and security interests of the parties thereto and their respective successors and assigns, all collateral items required to be physically delivered to the Lender thereunder shall have been so delivered, accompanied by any appropriate instruments of transfer, and all taxes, fees and other charges then due and payable in connection with the execution, delivery, recording, publishing and filing of such instruments and the issue and delivery of the Note shall have been paid in full.

                  (h [INTENTIONALLY OMITTED.]

                  (i [INTENTIONALLY OMITTED.]

                  (j [INTENTIONALLY OMITTED.]

                  (k SENIOR FACILITY. (i) Counterparts of the second amendment to the Senior Facility shall have been executed by, INTER ALIA, the Borrower and the Senior Agent, (ii) the counterparts so executed shall have been delivered to the Senior Agent, and copies shall been furnished to the Lender, and (iii) the Senior Facility shall be in full force and effect.

                  (l SUBORDINATED BRIDGE DEBT. The Lender shall have consummated the purchase of all the Subordinated Bridge Debt and the Lender and the Senior Agent shall have agreed to restructure the subordination provisions of the Subordinated Bridge Debt in the form of Exhibit D or in form otherwise satisfactory to the required lenders of the Senior Facility in their reasonable discretion, if all Subordinated Bridge Debt has not been converted to equity of the Borrower on or prior to March 15, 2001.

                  (m PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Lender and the Lender and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Lender or its special counsel may reasonably request.


and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective permitted successors and assigns.

                                                                    Exhibit 10.2

         5.2. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligations of the Lender to make each Loan is subject, at the time thereof, to the satisfaction of the following conditions:

                  (a [INTENTIONALLY OMITTED.]

                  (b NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Lender that all of the applicable conditions specified in section 5.1 and/or 5.2, as the case may be, exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this section 5, unless otherwise specified, shall be delivered to the Lender.


         SECTION 6. REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lender to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties to, and agreements with, the Lender, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

         6.1. CORPORATE STATUS, ETC. Each of the Borrower and its Subsidiaries
(i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

         6.2. SUBSIDIARIES. Annex I hereto lists, as of the date hereof, each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein).

         6.3. CORPORATE POWER AND AUTHORITY, ETC. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is party. Each Credit Party has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding

                                                                    Exhibit 10.2

agreement or obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         6.4. NO VIOLATION. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to such Credit Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the Liens created pursuant to the Security Documents) upon any of the property or assets of such Credit Party pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, code of regulations or by-laws, or other charter documents of such Credit Party.

         6.5. GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which any Credit Party is a party, EXCEPT for the filing and recording of financing statements and other documents necessary in order to perfect the Liens created by the Security Documents.

         6.6. LITIGATION. There are no actions, suits or proceedings pending or, to, the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) which question the validity or enforceability of any of the Credit Documents, or of any action to be taken by any Credit Party pursuant to any of the Credit Documents to which it is a party.

         6.7. USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of all Loans shall be utilized working capital and other general corporate purposes of the Borrower. No proceeds of any Loans hereunder shall be used to pay or prepay the principal of the Subordinated Bridge Debt or any subordinated indebtedness issued to refinance the Subordinated Bridge Debt.

         (b No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower or of the Borrower and its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

                                                                    Exhibit 10.2

         6.8. NO MATERIAL ADVERSE CHANGE. From and after the date hereof, there has been no change in the condition, business or affairs of the Borrower and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes, none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

         6.9. TAX RETURNS AND PAYMENTS. Each of the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. The Borrower knows of no proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrower and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

         6.10. TITLE TO PROPERTIES, ETC. The Borrower and each of its Subsidiaries has good and marketable title, in the case of real property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Liens permitted by section 8.3. The interests of the Borrower and each of its Subsidiaries in the properties reflected in the most recent balance sheet referred to in Section 7.1, taken as a whole, were sufficient, in the judgment of the Borrower, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Borrower and such Subsidiaries.

         6.11. LAWFUL OPERATIONS, ETC. The Borrower and each of its Subsidiaries
(i) holds all necessary federal, state and local governmental licenses, registrations, certifications, permits and authorizations necessary to conduct its business, and (ii) is in full compliance with all material requirements imposed by law, regulation or rule, whether federal, state or local, which are applicable to it, its operations, or its properties and assets, including without limitation, applicable requirements of Environmental Laws, EXCEPT for any failure to obtain and maintain in effect, or noncompliance, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         6.12. ENVIRONMENTAL MATTERS. (a) The Borrower and each of its Subsidiaries is in compliance with all Environmental Laws governing its business, EXCEPT to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the conduct of the business of the Borrower and each of its Subsidiaries under any Environmental Law have been secured and the Borrower and each of its Subsidiaries is in substantial compliance therewith, EXCEPT for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any

                                                                    Exhibit 10.2

applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or which would affect the ability of the Borrower or such Subsidiary to operate any real property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, EXCEPT in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are no Environmental Claims pending or, to the best knowledge of the Borrower, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by the Borrower or any of its Subsidiaries or on any property adjacent to any such Real Property, which are known by the Borrower or as to which the Borrower or any such Subsidiary has received written notice, that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property of the Borrower or any of its Subsidiaries, or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         (b Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrower or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance with Environmental Laws and is reasonably likely to have a Material Adverse Effect.

         6.13. COMPLIANCE WITH ERISA. Compliance by the Borrower with the provisions hereof and Credit Events contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or section 4975 of the Code. The Borrower and each of its Subsidiaries, (i) has fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could result in the termination of such Plan, Multiemployer Plan or Multiple Employer Plan and give rise to a material liability of the Borrower or any ERISA Affiliate in respect thereof. Neither the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Lender in writing.

         6.14. INTELLECTUAL PROPERTY, ETC. The Borrower and each of its Subsidiaries has obtained or has the right to use all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others,

                                                                    Exhibit 10.2

EXCEPT for such patents, trademarks, servicemarks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts, which in any such case individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         6.15. INVESTMENT COMPANY ACT, ETC. Neither the Borrower nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

         6.16. BURDENSOME CONTRACTS; LABOR RELATIONS. Neither the Borrower nor any of its Subsidiaries (i) is subject to any burdensome contract, agreement, corporate restriction, judgment, decree or order, (ii) is a party to any labor dispute affecting any bargaining unit or other group of employees generally,
(iii) is subject to any material strike, slow down, workout or other concerted interruptions of operations by employees of the Borrower or any Subsidiary, whether or not relating to any labor contracts, (iv) is subject to any significant pending or, to the knowledge of the Borrower, threatened, unfair labor practice complaint, before the National Labor Relations Board, (v) is subject to any significant pending or, to the knowledge of the Borrower, threatened, grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement, (vi) is subject to any significant pending or, to the knowledge of the Borrower, threatened, significant strike, labor dispute, slowdown or stoppage, or (vii) is, to the knowledge of the Borrower, involved or subject to any union representation organizing or certification matter with respect to the employees of the Borrower or any of its Subsidiaries, EXCEPT (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         6.17. EXISTING INDEBTEDNESS. Annex II sets forth a true and complete list, as of the date or dates set forth therein, of all Indebtedness of the Borrower and each of its Subsidiaries, on a consolidated basis, which (i) has an outstanding principal amount of at least $250,000, or may be incurred pursuant to existing commitments or lines of credit, or (ii) is secured by any Lien on any property of the Borrower or any Subsidiary, and which will be outstanding on the Closing Date after giving effect to the initial Borrowing hereunder, other than the Indebtedness created under the Credit Documents (all such Indebtedness, whether or not in a principal amount meeting such threshold and required to be so listed on Annex II, herein the "EXISTING INDEBTEDNESS"). As and to the extent the Lender has so requested, the Borrower has provided to the Lender prior to the date of execution hereof true and complete copies (or summary descriptions) of all agreements and instruments governing the Indebtedness listed on Annex II (the "EXISTING INDEBTEDNESS AGREEMENTS").

         6.18. SECURITY INTERESTS. Once executed and delivered, and until terminated in accordance with the terms thereof, each of the Security Documents creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto from time to time, in favor of the Lender, superior to and prior to the rights of all third persons other than holders of Senior Indebtedness and subject to no other Liens, EXCEPT that the Collateral under the Security Documents may be subject to Permitted Liens. No filings or recordings are required in order to perfect the security

                                                                    Exhibit 10.2

interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof. All recording, stamp, intangible or other similar taxes required to be paid by any person under applicable legal requirements or other laws applicable to the property encumbered by the Security Documents in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement thereof have been paid.

         6.19. TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Lender for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such person in writing to the Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such future information consisting of financial projections prepared by management of the Borrower is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. As of the Effective Date, there is no fact known to the Borrower or any of its Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect which has not theretofore been disclosed in writing to the Lender.


         SECTION 7. AFFIRMATIVE COVENANTS.

         The Borrower hereby covenants and agrees that so long as this Agreement is in effect and until such time as the Commitment has been terminated, the Note is not outstanding and the Loans, together with interest, Fees and all other Obligations hereunder, have been paid in full:

         7.1. REPORTING REQUIREMENTS.  The Borrower will furnish to the Lender:

         (a ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, of stockholder's equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Borrower, which opinion shall be unqualified and shall (i) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its

                                                                    Exhibit 10.2

consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

         (b QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the close of each of the quarterly accounting periods in each fiscal year of the Borrower, the unaudited condensed consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited condensed consolidated and consolidating statements of income and of cash flows for such quarterly period, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which consolidated financial statements shall be certified on behalf of the Borrower by the Chief Financial Officer or other Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

         (c OFFICER'S COMPLIANCE CERTIFICATES. At the time of the delivery of the financial statements provided for in sections 7.1(a) and (b), a certificate on behalf of the Borrower of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that, to the best knowledge of the Borrower, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof.

         (d ANNUAL BUDGETS AND FORECASTS. Not later than 45 days after the commencement of the first fiscal quarter in any fiscal year of the Borrower and its Subsidiaries, a consolidated budget in reasonable detail for such entire fiscal year, and (if and to the extent prepared by management of the Borrower) for any subsequent fiscal years, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the forecasted balance sheet, income statement, operating cash flows and capital expenditures of the Borrower and its Subsidiaries for the period covered thereby, and the principal assumptions upon which forecasts and budget are based.

         (e AUDITORS' INTERNAL CONTROL COMMENT LETTERS, ETC. Promptly upon receipt thereof, a copy of each letter or memorandum commenting on internal accounting controls and/or accounting or financial reporting policies followed by the Borrower and/or any of its Subsidiaries, which is submitted to the Borrower by its independent accountants in connection with any annual or interim audit made by them of the books of the Borrower or any of its Subsidiaries.

         (f NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within three Business Days, in the case of clause (i) below, or five Business Days, in the case of clause (ii) below, after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of

                  (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, and

                                                                    Exhibit 10.2

                  (ii) any litigation or governmental or regulatory investigation or proceeding pending against or involving the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations hereunder or under any other Credit Document.

         (G ERISA. Promptly, and in any event within 10 days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows of the occurrence of any of the following, the Borrower will deliver to the Lender a certificate on behalf of the Borrower of an Authorized Officer setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

                           (i that a Reportable Event has occurred with respect
                  to any Plan;

                           (ii the institution of any steps by the Borrower, any
                  ERISA Affiliate, the PBGC or any other person to terminate any Plan;

                           (iii the institution of any steps by the Borrower or
                  any ERISA Affiliate to withdraw from any Plan;

                           (iv the institution of any steps by the Borrower or
                  any Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $1,000,000;

                           (v a non-exempt "prohibited transaction" within the
                  meaning of section 406 of ERISA in connection with any Plan;

                           (vi that a Plan has an Unfunded Current Liability
                  exceeding $1,000,000;

                           (vii any material increase in the contingent
                  liability of the Borrower or any Subsidiary with respect to any post-retirement welfare liability; or

                           (viii the taking of any action by, or the threatening
                  of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.


         (h ENVIRONMENTAL MATTERS. Promptly upon, and in any event within 10 Business Days after, an officer of the Borrower obtains actual knowledge thereof, notice of any of the following environmental matters which involves any reasonable likelihood (in the Borrower's reasonable judgment) of resulting in a Material Adverse Effect: (i) any pending or threatened (in writing) Environmental Claim against the Borrower or any of its Subsidiaries or any Real

                                                                    Exhibit 10.2

Property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (A) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or
(B) would reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property; (iii any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim and the Borrower's or such Subsidiary's response thereto.

         (i SEC REPORTS AND REGISTRATION STATEMENTS. Promptly upon transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and annual, quarterly or current reports that the Borrower or any of its Subsidiaries files with the SEC.

         (j DOCUMENTS AND REPORTS, ETC., RELATING TO THE SUBORDINATED BRIDGE DEBT OR ANY SUBORDINATED BRIDGE DEBT REFINANCING. Promptly upon execution and delivery or transmission or receipt thereof, copies of (1) any new Subordinated Bridge Debt documents or Subordinated Debt refinancing documents, and any amendments or modifications of previously delivered Subordinated Bridge Debt documents or Subordinated Debt refinancing documents, (2) any notices of "default", "event of default" or breach (or any notices of similar intent or effect) given or received under any Subordinated Bridge Debt document or Subordinated Bridge Debt refinancing document, and (3) all financial reports and calculations given by the Borrower under any Subordinated Bridge Debt document or Subordinated Bridge Debt refinancing document (to the extent not duplicative of financial reporting hereunder).

         (k OTHER INFORMATION. With reasonable promptness, such other information or documents (financial or otherwise) relating to the Borrower or any of its Subsidiaries as the Lender may reasonably request from time to time.

         7.2. BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower or such Subsidiaries, as the case may be, in accordance with GAAP, in the case of the Borrower, or which are reconcilable to a GAAP presentation, in the case of any Subsidiary; and (ii) permit, upon at least five Business Days' notice to the Chief Financial Officer or any other Authorized Officer of the Borrower, officers and designated representatives of the Lender to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another person), and to examine (and make copies of or take extracts from) the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to

                                                                    Exhibit 10.2

the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Lender may request.

         7.3. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower and its Subsidiaries at the date hereof, and (ii) forthwith upon the Lender's written request, furnish to the Lender such information about such insurance as the Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to the Lender and certified by an Authorized Officer of the Borrower.

         7.4. PAYMENT OF TAXES AND CLAIMS. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; PROVIDED that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP; and PROVIDED, FURTHER, that the Borrower will not be considered to be in default of any of the provisions of this sentence if the Borrower or any Subsidiary fails to pay any such amount which, individually or in the aggregate, is immaterial to the Borrower and its Subsidiaries considered as an entirety.

         7.5. CORPORATE FRANCHISES. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate or other organizational existence, rights, authority and franchises, PROVIDED that nothing in this section 7.5 shall be deemed to prohibit (i) any transaction permitted by section 8.2; (ii) the termination of existence of any Subsidiary if (A) the Borrower determines that such termination is in its best interest and (B) such termination is not adverse in any material respect to the Lender; or (iii) the loss of any rights, authorities or franchises if the loss thereof, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         7.6. GOOD REPAIR. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements, thereto, to the extent and in the manner customary for companies in similar businesses.

         7.7. COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply, in all material respects, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, other than those (i) being contested in good faith by appropriate proceedings, as to which adequate reserves

                                                                    Exhibit 10.2

are established to the extent required under GAAP, and (ii) the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document.

         7.8. COMPLIANCE WITH ENVIRONMENTAL LAWS. Without limitation of the covenants contained in section 7.7 hereof:

                  (a) The Borrower will, and will cause each of its Subsidiaries to, (i) comply, in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, and promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document; and (ii) keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws which are not permitted under section 8.3.

                  (b) Without limitation of the foregoing, if the Borrower or any of its Subsidiaries shall generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, any such action shall be effected only in the ordinary course of business and in any event in compliance, in all material respects, with all Environmental Laws applicable thereto, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document.

                  (c) If required to do so under any applicable order of any governmental agency, the Borrower will undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all governmental authorities, except (i) to the extent that the Borrower or such Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, or (ii) for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document.

         7.9. FISCAL YEARS, FISCAL QUARTERS. The Borrower will, for consolidated financial reporting purposes, continue to use the Saturday ending on or nearest to January 31 as the end of its fiscal year and the dates determined in accordance with the National Retail Federation's 4-5-4

                                                                    Exhibit 10.2

Suggested Retail Calendar as the end of its first three fiscal quarters, subject to any changes in such fiscal year or fiscal quarters made as provided below. If the Borrower shall change (x) its fiscal year or fiscal quarters, or (y) any of its Subsidiaries' fiscal years or fiscal quarters (other than the fiscal year or fiscal quarters of a person which becomes a Subsidiary, made at the time such person becomes a Subsidiary, to conform to the Borrower's fiscal year and fiscal quarters or to conform to the fiscal year or fiscal quarters which the Borrower generally utilizes for its Subsidiaries), the Borrower will promptly, and in any event within 30 days following any such change, deliver a notice to the Lender describing such change and any material accounting entries made in connection therewith and stating whether such change will have any impact upon any financial computations to be made hereunder, and if any such impact is foreseen, describing in reasonable detail the nature and extent of such impact. If the Lender determines that any such change will have any impact upon any financial computations to be made hereunder which is adverse to it, the Borrower will, if so requested by the Lender, enter into an amendment to this Agreement, in form and substance satisfactory to the Lender, modifying any of the financial covenants or related provisions hereof in such manner as the Lender determine is necessary to eliminate such adverse effect.

         7.10. CERTAIN SUBSIDIARIES TO JOIN IN SUBSIDIARY GUARANTY. (a) In the event that at any time after the Closing Date

                  (x) the Borrower has any Subsidiary (other than a Foreign Subsidiary as to which section 7.10(b) applies) which is not a party to the Subsidiary Guaranty, or

                  (y) an Event of Default shall have occurred and be continuing and the Borrower has any Subsidiary which is not a party to the Subsidiary Guaranty,

the Borrower will notify the Lender in writing of such event, identifying the Subsidiary in question and referring specifically to the rights of the Lender under this section. The Borrower will, within 30 days following request therefor from the Lender, cause such Subsidiary to deliver to the Lender (i) a joinder supplement, satisfactory in form and substance to the Lender, duly executed by such Subsidiary, pursuant to which such Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (ii) if such Subsidiary is a corporation, resolutions of the Board of Directors of such Subsidiary, certified by the Secretary or an Assistant Secretary of such Subsidiary as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement, or if such Subsidiary is not a corporation, such other evidence of the authority of such Subsidiary to execute such joinder supplement as the Lender may reasonably request.

         (b) Notwithstanding the foregoing provisions of this section 7.10, the Borrower shall not, unless an Event of Default shall have occurred and be continuing, be required to pledge (or cause to be pledged) more than 65% of the stock or other equity interests in any first tier Foreign Subsidiary, or any of the stock or other equity interests in any other Foreign Subsidiary, or to cause a Foreign Subsidiary to join in the Subsidiary Guaranty or to become a party to any Security Agreement or any other Security Document, if (i) to do so would subject the Borrower to liability for additional United States income taxes by virtue of section 956 of the Code in an amount the Borrower considers material, and (ii) the Borrower provides the Administrative Agent with documentation, including computations prepared by the Borrower's internal tax

                                                                    Exhibit 10.2

officer, its independent accountants or tax counsel, reasonably acceptable to the Lender, in support thereof.

         7.11. CASUALTY AND CONDEMNATION. (a) The Borrower will promptly (and in any event within 10 days) furnish to the Lender written notice of any Event of Loss involving any property included in the Collateral which is reasonably believed to be in excess of $500,000.

         (b) If any Event of Loss results in Net Cash Proceeds (whether in the form of insurance proceeds, a condemnation award or otherwise), a portion or all of which is required to be applied as a prepayment of the Loans or to the rebuilding or restoration of any affected property pursuant to section 4.2, the Lender is authorized to collect such Net Proceeds and, if received by any Credit Party, the Borrower will, or will cause any applicable Credit Party, to pay over such Net Proceeds to the Lender.

         7.12. LANDLORD/MORTGAGEE WAIVERS; BAILEE LETTERS. If requested to do so by the Lender, the Borrower will promptly (and in any event within 60 days following any such request) use commercially reasonable efforts to obtain, and thereafter the Borrower will use its best efforts to maintain in effect, (a) lien waivers from landlords and mortgagees having any interest in any Real Property on which any tangible items of Collateral, having a minimum value as specified by the Lender in such request, are located, substantially in the form provided by, or otherwise reasonably acceptable to, the Lender (it being understood that no lien waivers shall be required where the underlying lease or other document itself contains a lien waiver covering inventory and equipment which the Lender considers adequate, and further, it is expressly understood that no lien waivers will be requested for locations other than warehouse locations), and (b) bailee letters, substantially in the form provided by, or otherwise reasonably acceptable to, the Lender, from persons unrelated to any of the Credit Parties who are parties to the Security Agreements to whom any tangible items of Collateral having a minimum value as specified by the Lender in such request, have been delivered for storage, use, consignment or similar purposes; PROVIDED, HOWEVER, than in no case will the Lender have rights with respect to Collateral greater than or senior to the rights of the Senior Agent.

         SECTION 8. NEGATIVE COVENANTS.

         The Borrower hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder are paid in full:

         8.1. CHANGES IN BUSINESS. Neither the Borrower nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries, would be substantially changed from the business of owning and operating retail department stores, specialty stores, and wholesale and e-commerce activities related to the current line of sales and other business engaged in by the Borrower and its Subsidiaries on the date hereof.

         8.2. CONSOLIDATION, MERGER, ACQUISITIONS, ASSET SALES, ETC. The Borrower will not, and will not permit any Subsidiary to, (1) wind up, liquidate or dissolve its affairs, (2) enter into

                                                                    Exhibit 10.2

any transaction of merger or consolidation, (3) make or otherwise effect any Acquisition, (4) sell or otherwise dispose of any of its property or assets outside the ordinary course of business, or otherwise make or otherwise effect any Asset Sale, or (5) agree to do any of the foregoing at any future time, EXCEPT that the following shall be permitted:

                  (a) CERTAIN INTERCOMPANY MERGERS, ETC. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger, consolidation or amalgamation of any Wholly-Owned Subsidiary with or into the Borrower or another Wholly-Owned Subsidiary, so long as in any merger, consolidation or amalgamation involving the Borrower, the Borrower is the surviving or continuing or resulting corporation, (ii) the liquidation or dissolution of any Wholly-Owned Subsidiary of the Borrower, and (iii) the transfer or other disposition of any property by the Borrower to any Wholly-Owned Subsidiary or by any Wholly-Owned Subsidiary to the Borrower or any other Wholly-Owned Subsidiary of the Borrower, shall each be permitted.

                  (b) PERMITTED ACQUISITIONS. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any Subsidiary may make any Acquisition which is a Permitted Acquisition, PROVIDED that all of the conditions contained in the definition of the term Permitted Acquisition are satisfied.

                  (c) PERMITTED DISPOSITIONS. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any of its Subsidiaries may (i) sell any property, land or building (including any related receivables or other intangible assets) to any person which is not a Subsidiary of the Borrower, or (ii) sell the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary owned by the Borrower or any other Subsidiary to any person which is not a Subsidiary of the Borrower, or (iii) permit any Subsidiary to be merged or consolidated with a person which is not an Affiliate of the Borrower, or (iv) consummate any other Asset Sale with a person who is not a Subsidiary of the Borrower; PROVIDED that:

                           (A) the consideration for such transaction represents
                  fair value (as determined by management of the Borrower), and at least 90% of such consideration consists of cash,

                           (B) the aggregate consideration for all such
                  transactions completed in any fiscal year does not exceed $10,000,000,

                           (C) in the case of any such transaction involving
                  consideration in excess of $1,000,000, at least five Business Days prior to the date of completion of such transaction the Borrower shall have delivered to the Lender an officer's certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall contain a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, financial information pertaining to compliance with the preceding clause (A), and which

                                                                    Exhibit 10.2

                  shall (if requested by the Lender) include a certified copy of the draft or definitive documentation pertaining thereto, and

                           (D) contemporaneously therewith, the Borrower prepays
                  Loans as and to the extent contemplated by section 4.2(b).

                  (d) LEASES. The Borrower or any of its Subsidiaries may enter into leases of property or assets not constituting Acquisitions, PROVIDED such leases are not otherwise in violation of this Agreement.

                  (e) CAPITAL EXPENDITURES: The Borrower and it Subsidiaries shall be permitted to make the Consolidated Capital Expenditures, PROVIDED such Consolidated Capital Expenditures are not otherwise in violation of this Agreement.

                  (f) PERMITTED INVESTMENTS. The Borrower and it Subsidiaries shall be permitted to make the investments permitted pursuant to section 8.5.

         8.3. LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with or without recourse to the Borrower or any of its Subsidiaries, other than for purposes of collection of delinquent accounts in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, EXCEPT that the foregoing restrictions shall not apply to:

                  (a) STANDARD PERMITTED LIENS:   the Standard Permitted Liens;

                  (b) LIENS SECURING SENIOR INDEBTEDNESS: Liens securing Senior Indebtedness, including, but not limited to, Liens granted in connection with the Senior Facility;

                  (c) EXISTING LIENS, ETC.: Liens (i) in existence on the Effective Date which are listed, and the Indebtedness secured thereby and the property subject thereto on the Effective Date described, in Annex III, or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, PROVIDED that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets; and

                  (d) PURCHASE MONEY LIENS AND LIENS ON ACQUIRED PROPERTIES:
         Liens which

                           (i) are placed upon equipment or machinery or
                  improvements to Real Property (including the associated Real Property) used in the ordinary course of business of the Borrower or any Subsidiary at the time of (or within 180 days

                                                                    Exhibit 10.2

                  after) the acquisition of such equipment or machinery or the completion of such improvements by the Borrower or any such Subsidiary to secure Indebtedness incurred to pay or finance all or a portion of the purchase price or other cost thereof, PROVIDED that the Lien encumbering the equipment or machinery so acquired or the Real Property so improved does not encumber any other asset of the Borrower or any such Subsidiary; or

                           (ii) are existing on property or other assets at the
                  time acquired by the Borrower or any Subsidiary or on assets of a person at the time such person first becomes a Subsidiary of the Borrower; PROVIDED that (A) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or person by the Borrower or any of its Subsidiaries; (B) in the case of any such acquisition of a person, any such Lien attaches only to the property and assets of such person; and (C) in the case of any such acquisition of property or assets by the Borrower or any Subsidiary, any such Lien attaches only to the property and assets so acquired and not to any other property or assets of the Borrower or any Subsidiary;

         PROVIDED that (1) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the property and assets to which such Lien attaches, determined at the time of the acquisition or improvement of such property or asset or the time at which such person becomes a Subsidiary of the Borrower (except in the circumstances described in clause (ii) above to the extent such Liens constituted customary purchase money Liens at the time of incurrence and were entered into in the ordinary course of business), and (2) the Indebtedness secured thereby is permitted by section 8.4(c).

                  (e) LIMITED INVENTORY: Liens of Limited on the Limited Inventory pursuant to the Limited Agreement.

         8.4. INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Borrower or any of its Subsidiaries, EXCEPT:

                  (a) CREDIT DOCUMENTS: Indebtedness incurred under this Agreement and the other Credit Documents;

                  (b) EXISTING INDEBTEDNESS: Existing Indebtedness; and any refinancing, extension, renewal or refunding of any such Existing Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice); PROVIDED that any Existing Indebtedness identified in Annex III or referred to in section 5.1 as being intended to be refinanced by Loans incurred hereunder may not be otherwise refinanced;

                                                                    Exhibit 10.2

                  (c) PRIORITY DEBT: in addition to the Indebtedness permitted by section 8.4(b) above, the following Indebtedness (collectively, "PRIORITY DEBT"):

                           (i) Indebtedness consisting of Capital Lease
                  Obligations of the Borrower and its Subsidiaries,

                           (ii) Indebtedness consisting of Synthetic Lease
                  Obligations of the Borrower and its Subsidiaries,

                           (iii) Indebtedness (other than the Obligations and
                  any Designated Hedge Agreements (as defined in the Senior Facility)) secured by a Lien on any property of the Borrower or any Subsidiary,

                           (iv) Senior Indebtedness, and

                           (v) other Indebtedness of Subsidiaries of the
                  Borrower (exclusive of Indebtedness owed pursuant to any of the Credit Documents, or to the Borrower or a Wholly-Owned Subsidiary of the Borrower);

                  (d) SUBORDINATED BRIDGE DEBT: the following:

                                     (i) the Subordinated Bridge Debt (including
                           the subordinated Subsidiary Guaranties provided for therein), as outstanding on the Closing Date and as subject to the terms of the documents governing the Subordinated Bridge Debt, as in effect on the Closing Date, with only such subsequent changes and modifications as are expressly provided for in this Agreement; and

                                     (ii) any refinancing, extension, renewal or
                           refunding of the Subordinated Bridge Debt effected in compliance with this Agreement;

                  (e) INTERCOMPANY DEBT: Indebtedness of the Borrower to any of its Subsidiaries, and Indebtedness of any of the Borrower's Subsidiaries to the Borrower or to another Subsidiary of the Borrower, to the extent permitted under section 8.5.

         8.5. ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS. The Borrower will not, and will not permit any of its Subsidiaries to, (1) lend money or credit or make advances to any person, (2) purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or other investment in, any person, (3) create, acquire or hold any Subsidiary, (4) be or become a party to any joint venture, member of a limited liability company or partner of a partnership, or (5) be or become obligated under any Guaranty Obligations (other than those created in favor of the Lender pursuant to the Credit Documents), EXCEPT:

                  (a) the Borrower or any of its Subsidiaries may invest in cash and Cash Equivalents;

                                                                    Exhibit 10.2

                  (b) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

                  (c) the Borrower and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (d) investments acquired by the Borrower or any of its Subsidiaries (i) in exchange for any other investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or (ii) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

                  (e) loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business, shall be permitted;

                  (f) investments in the capital of any Wholly-Owned Subsidiary which is not a Foreign Subsidiary;

                  (g) to the extent not permitted by the foregoing clauses, existing investments in any Subsidiaries (and any increases thereof attributable to increases in retained earnings);

                  (h) to the extent not permitted by the foregoing clauses, existing loans, advances, investments and guarantees;

                  (i) any unsecured Guaranty Obligations permitted by section
         8.4;

                  (j) investments of the Borrower and its Subsidiaries in Hedge Agreements;

                  (k) loans and advances by any Subsidiary of the Borrower to the Borrower, PROVIDED that the Indebtedness represented thereby constitutes subordinated indebtedness;

                  (l) loans and advances by the Borrower or by any Subsidiary of the Borrower to, or other investments in, any Subsidiary of the Borrower which is (i) a Subsidiary Guarantor, (ii) a Wholly-Owned Subsidiary, and (iii) not a Foreign Subsidiary;

                  (m) loans and advances by any Subsidiary of the Borrower which is not a Subsidiary Guarantor to, or other investments by any such Subsidiary in, any other Subsidiary of the Borrower which is a Wholly-Owned Subsidiary;

                  (n) the Acquisitions permitted by section 8.2;

                                                                    Exhibit 10.2

                  (o) loans, advances and investments of any person which are outstanding at the time such person becomes a Subsidiary of the Borrower as a result of an Acquisition permitted by section 8.2, but not any increase in the amount thereof; and

                  (p) any other loans, advances, investments (whether in the form of cash or contribution of property, and if in the form of a contribution of property, such property shall be valued for purposes of this clause at the fair value thereof as reasonably determined by the Borrower) and Guaranty Obligations, in or to or for the benefit of, any corporation, partnership, limited liability company, joint venture or other business entity, which is not itself a Subsidiary of the Borrower or owned or controlled by any director, officer or employee of the Borrower or any of its Subsidiaries, not otherwise permitted by the foregoing clauses, made after December 31, 1999 (such loans, advances and investments and Guaranty Obligations, collectively, "BASKET INVESTMENTS AND GUARANTEES"), shall be permitted to be incurred if (i) no Event of Default shall have occurred and be continuing, or would result therefrom, and (ii) the aggregate cumulative amount of such Basket Investments and Guarantees (taking into account any repayments of loans or advances), does not exceed $5,000,000; PROVIDED that if the Subordinated Bridge Debt is retired in full out of the net proceeds of an offering involving the issuance by the Borrower of shares of its capital stock (other than Redeemable Stock), then effective immediately after giving effect to such issuance and such retirement, the foregoing amount shall be increased from $5,000,000 to $7,500,000.

         8.6. DIVIDENDS, ETC. The Borrower will not permit any of its Subsidiaries which is not a Wholly-Owned Subsidiary to directly or indirectly declare, order, pay or make any dividend (other than dividends payable solely in its own capital stock of the same class) or other distribution on or in respect of any capital stock of any class of such Subsidiary, whether by reduction of capital or otherwise, without the prior written approval of the Lender.

         8.7. LIMITATION ON CERTAIN RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or suffer to exist any Lien upon any of its property or assets as security for Indebtedness, or (b) the ability of any such Subsidiary to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, or to make loans or advances to the Borrower or any of the Borrower's other Subsidiaries, or transfer any of its property or assets to the Borrower or any of the Borrower's other Subsidiaries, EXCEPT for such restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) customary provisions restricting assignment of any licensing agreement entered into in the ordinary course of business, (v) customary provisions restricting the transfer or further encumbering of assets subject to Liens permitted under section 8.3 (b) or (c),
(vi) restrictions contained in the Existing Indebtedness Agreements as in effect on the Closing Date (and similar restrictions governing any Indebtedness incurred in connection with the refinancing of the Existing Indebtedness), (vii) customary restrictions affecting only a Subsidiary of the Borrower under any agreement or instrument governing any of the

                                                                    Exhibit 10.2

Indebtedness of a Subsidiary permitted pursuant to 8.4, (viii) any document relating to Indebtedness secured by a Lien permitted by section 8.3, insofar as the provisions thereof limit grants of junior liens on the assets securing such Indebtedness, and (ix) any Operating Lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other person.

         8.8. PREPAYMENTS AND REFINANCINGS OF OTHER DEBT, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of, or refinance or refund, any Indebtedness of the Borrower or its Subsidiaries which has an outstanding principal balance (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, based on the implicit interest rate, in the case of a Synthetic Lease) greater than $1,000,000 (other than the Obligations and intercompany loans and advances among the Borrower and its Subsidiaries, and other than the Subordinated Bridge Debt as agreed by the holders of Senior Indebtedness and the Lender, and other than Senior Indebtedness); PROVIDED that the Borrower or any Subsidiary may refinance or refund any such Indebtedness if the aggregate principal amount thereof (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, based on the implicit interest rate, in the case of a Synthetic Lease) is not increased and the weighted average life to maturity thereof (computed in accordance with standard financial practice) is not reduced by more than 10%.

         8.9. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Borrower, any Subsidiary, and in the case of a Subsidiary, the Borrower or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a person other than an Affiliate, EXCEPT (i) sales of goods to an Affiliate for use or distribution outside the United States which in the good faith judgment of the Borrower complies with any applicable legal requirements of the Code, or (ii) agreements and transactions with and payments to officers, directors and shareholders which are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement.

         8.10. ORGANIZATIONAL DOCUMENTS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, amend, modify or otherwise change any of the terms or provisions in any of its constituent documents as in effect on the date hereof, EXCEPT for changes that do not affect in any way the Borrower's or any Subsidiary's rights and obligations to enter into and perform the Credit Documents to which it is a party and to pay all of the Obligations under all of the Credit Documents and that otherwise do not have a Material Adverse Effect.

         8.11. PLAN TERMINATIONS, MINIMUM FUNDING, ETC. The Borrower will not, and will not permit any ERISA Affiliate to, (i) terminate any Plan or plans so as to result in liability of the

                                                                    Exhibit 10.2

Borrower or any ERISA Affiliate to the PBGC in excess of, in the aggregate, the amount which is equal to 5% of the Borrower's Consolidated Tangible Net Worth as of the date of the then most recent financial statements furnished to the Lender pursuant to the provisions of this Agreement, (ii) permit to exist one or more events or conditions which reasonably present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Borrower or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of such amount in the aggregate, or (iii) fail to comply with the minimum funding standards of ERISA and the Code with respect to any Plan.

         8.12. MINIMUM PRINCIPAL OUTSTANDING. Until the Senior Facility and all commitments thereunder are terminated and all obligations thereunder and all other Senior Indebtedness is paid in full in immediately available funds, notwithstanding anything to the contrary herein, the Borrower will not permit the aggregate outstanding principal amount of the Loans to be less than $20,000,000 prior to the later of (i) receipt by the Senior Agent, or its successor assignee, of audited financial statements for the fiscal year ended February 2, 2002 that demonstrates Consolidated EBITDA for such fiscal year of no less than $100,000,000, and (ii) April 30, 2002.

         SECTION 9. SUBORDINATION.

         The Borrower covenants and agrees that, to the extent and in the manner hereinafter set forth in this section 9, (1) the Obligations, and (2) the security interest granted under the Security Documents, and (3) any rights and remedies the Lender may have to secure payment of the Obligations under this Agreement or any other Credit Document, including but not limited to, any action the Lender may take pursuant to a Credit Document to enforce its rights with respect to the Collateral, are hereby expressly made subordinate and subject in right of payment as PROVIDED in this section 9 to the prior payment in full, in cash or Cash Equivalents of all Senior Indebtedness, whether outstanding on the Closing Date or thereafter incurred, all in accordance with this section 9; provided that the Indebtedness evidenced by this Agreement in all respects shall rank prior to all existing and future Indebtedness of the Borrower that is expressly subordinated to the Obligations of the Borrower and to the Subordinated Bridge Indebtedness.

         This section 9 shall constitute a continuing offer to all persons who as of the date hereof hold Senior Indebtedness, or, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

         9.1. PRIORITY OF SENIOR INDEBTEDNESS OVER OBLIGATIONS. From and after the date hereof, notwithstanding anything to the contrary herein, until the Senior Indebtedness is paid in full and all credit commitments with respect thereto have been terminated in writing by a representative holder of all Senior Indebtedness (a "SENIOR REPRESENTATIVE"):

         (a) Any security interest and pledge granted by a Credit Party to holders of Senior Indebtedness regarding the Collateral to secure the Senior Indebtedness shall have priority over any security interest and pledge granted by a Credit Party to

                                                                    Exhibit 10.2

         the Lender to secure the Obligations, and any security interest and pledge granted by a Credit Party to the Lender to secure the Obligations shall be, and at all times remain, inferior and subordinate to any security interest and pledge granted by a Credit Party to holders of Senior Indebtedness;

         (b) The Lender will not take any action whatsoever to enforce any of its rights with respect to the Collateral.

         9.2. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. In the event of
(a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, involving or relative to a Credit Party or to a Credit Party's assets, or (b) any liquidation, dissolution or other winding up of a Credit Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of a Credit Party, then and in any such event:

                  (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents or in any other form acceptable to the holders of Senior Indebtedness, of all amounts due on or in respect of all Senior Indebtedness, before the Lender is entitled to receive any payment or distribution of any kind or character on account of the principal of, or interest on the Indebtedness evidenced by this Agreement;

                  (2) any payment or distribution of assets of a Credit Party of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Lender would be entitled but for the provisions of this section 9 shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents or in any other form acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (3) if, notwithstanding the foregoing provisions of this
section 9.2, the Lender has received any payment or distribution of assets of a Credit Party of any kind or character, whether in cash, property or securities, in respect of principal of or interest on the Indebtedness evidenced by this Agreement before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Borrower for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or Cash Equivalents or in any other form acceptable to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         The consolidation of a Credit Party with, or the merger of a Credit Party with or into, another person or the liquidation or dissolution of a Credit Party following the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Credit Party's

                                                                    Exhibit 10.2

properties or assets to another person consistent with the terms of the Credit Documents shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of a Credit Party for the purposes of this section 9.2 if the person formed by such consolidation or the surviving person of such merger or the person which acquires by sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Credit Party's properties or assets, as the case may be, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, complies with the terms of this Agreement and agrees, in writing, to be bound thereby.

         9.3. SUSPENSION OF PAYMENT AND REMEDIES WHEN SENIOR INDEBTEDNESS IN DEFAULT.

                  (a) Notwithstanding anything to the contrary herein, upon the occurrence of a Default or an Event of Default under a document governing Senior Indebtedness (a "SENIOR INDEBTEDNESS DEFAULT"), (1) no payment or distribution of any assets of a Credit Party of any kind or character shall be made by a Credit Party on account of principal of or interest on the Obligations of a Credit Party, and (2) the Lender shall not exercise any of its rights or remedies under any Credit Document until the earlier to occur of (i) such Senior Indebtedness Default shall have been cured or waived or shall have ceased to exist and (ii) the Senior Indebtedness with respect to which such Senior Indebtedness Default shall have occurred shall have been discharged or paid in full in cash or Cash Equivalents or in any other form acceptable to the holders of such Senior Indebtedness, after which the Borrower shall resume making any and all required payments in respect of the Obligations, including any missed payments.

                  (b) If, notwithstanding the foregoing, the Borrower shall make any payment or distribute any assets or the proceeds thereof to the Lender prohibited by the foregoing provisions of this section 9.3, then and in such event such payment shall be paid over and delivered forthwith to the Senior Representative, or as a court of competent jurisdiction shall direct.

         9.4. PAYMENT PERMITTED IF NO DEFAULT. Nothing contained in this section 9 or elsewhere in this Agreement shall prevent the Borrower, at any time except
(1) during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Borrower referred to in section 9.2, or (2) under the conditions described in section 9.3, from making payments at any time of principal or scheduled fees or interest on the Obligations or any mandatory prepayment required by section 3.4. For avoidance of doubt, nothing in this section 9 shall require the Lender to disgorge any payment the Lender receives at a time when its receipt of such payment and the Borrower's making of such payment is not prohibited by the provisions of this section 9.

         9.5. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to the payment in full of all Senior Indebtedness in cash or Cash Equivalents or in any other form acceptable to the holders of Senior Indebtedness, the Lender shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property, securities, Collateral

                                                                    Exhibit 10.2

and proceeds thereof, applicable to the Senior Indebtedness until the Senior Indebtedness shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property, securities, Collateral and proceeds thereof, to which the Lender would be entitled except for the provisions of this section 9, and no payments over pursuant to the provisions of this section 9 to the holders of Senior Indebtedness by the Lender, shall, as among the Borrower, its creditors (other than holders of Senior Indebtedness), and the Lender, be deemed to be a payment or distribution by the Borrower to or on account of the Senior Indebtedness.

         If any payment or distribution to which the Lender would otherwise have been entitled but for the provisions of this section 9 shall have been applied, pursuant to the provisions of this section 9, to the payment of any and all amounts payable under Senior Indebtedness of the Borrower, then and in such case the Lender shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by the holders of such Senior Indebtedness in excess of the amount sufficient to pay any and all amounts payable under or in respect of such Senior Indebtedness in full in cash or Cash Equivalents.

         9.6. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this section 9 are intended solely for the purpose of defining the relative rights of the Lender on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this section 9 or elsewhere in this Agreement is intended to or shall (a) impair, as among the Borrower, its creditors (other than holders of Senior Indebtedness) and the Lender, the Obligations of the Borrower, which are absolute and unconditional, to pay to the Lender the Obligations as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Borrower of the Lender and creditors of the Borrower (other than the holders of Senior Indebtedness).

         The failure to make a payment on account of principal of or interest on the Indebtedness evidenced by this Agreement by reason of any provision of this section 9 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

         9.7. NO WAIVER OF SUBORDINATION PROVISIONS.

                  (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act by any such holder, or by any noncompliance by the Borrower with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b) Without limiting the generality of subsection (a) of this section 9.7 and notwithstanding any other provision contained herein, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Lender, without incurring responsibility to the Lender and without impairing or releasing the subordination provided in this section 9 or the obligations hereunder of the Lender to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal

                                                                    Exhibit 10.2

         with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Borrower and any other person.

         9.8. NOTICE TO LENDER.

                  (a) The Borrower shall give prompt written notice to the Lender of any fact known to the Borrower that would prohibit the making of any payment to or by the Lender in respect of the Obligations.

                  (b) The Lender shall be entitled to rely on the delivery to it of a written notice to the Lender and the Borrower by a person representing himself to be a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Lender determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this section 9, the Lender may request that such person furnish evidence to the reasonable satisfaction of the Lender as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this section 9, and if such evidence is not furnished, the Lender may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

         9.9. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Borrower referred to in this section 9, the Lender and the Borrower shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Lender, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this section 9, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this section 9.

         9.10 CONTINUING AGREEMENT; ASSIGNMENTS UNDER THE SENIOR FACILITY. The provisions of this section 9 constitute a continuing agreement and shall (i) remain in full force and effect until the payment in full of the Senior Indebtedness, (ii) be binding upon the Lender, the Borrower and their respective successors and assigns, if any, and (iii) inure to the benefit of, and be enforceable by holders of Senior Indebtedness and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause
(iii), any lender under the Senior Facility may assign or otherwise transfer all or any portion of its rights and obligations under the Senior Facility (including, without limitation, all or any portion of any note to be held

                                                                    Exhibit 10.2

by it) to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such lender under the Senior Facility herein.

         SECTION 10. EVENTS OF DEFAULT.

         10.1. EVENTS OF DEFAULT. Any of the following specified events (each an "EVENT OF DEFAULT") shall constitute an Event of Default hereunder:

                  (a) PAYMENTS: the Borrower shall (i) default in the payment when due of any principal of the Loans; or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                  (b) REPRESENTATIONS, ETC.: any representation, warranty or statement made by the Borrower or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  (c) CERTAIN COVENANTS: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in section 7.1(a)(i), or sections 8.2 through 8.6, inclusive, of this Agreement; or

                  (d) OTHER COVENANTS: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in section 10.1(a) or (b) or (c) above, and such default is not remedied within 30 days after the earlier of (i) an officer of the Borrower obtaining actual knowledge of such default and
         (ii) the Borrower receiving written notice of such default from the Lender (any such notice to be identified as a "notice of default" and to refer specifically to this paragraph); or

                  (e) CROSS DEFAULT UNDER OTHER AGREEMENTS: the Borrower or any of its Subsidiaries shall (i) default in any payment with respect to
         (x) any Indebtedness (other than the Obligations) owed to any lender, including, but not limited to, Senior Indebtedness, (y) any Indebtedness which constitutes Subordinated Bridge Debt or refinancing thereof, or (z) any other Indebtedness having an aggregate unpaid principal amount of $1,000,000 or greater, and in any such case such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be

                                                                    Exhibit 10.2

         declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or

                  (f) OTHER CREDIT DOCUMENTS: the Subsidiary Guaranty or any Security Document (once executed and delivered) shall cease for any reason (other than termination in accordance with its terms) to be in full force and effect; or any Credit Party shall default in any payment obligation thereunder; or any Credit Party shall default in any material respect in the due performance and observance of any other obligation thereunder and such default shall continue unremedied for a period of at least 30 days after notice by the Lender; or any Credit Party shall (or seek to) disaffirm or otherwise limit its obligations thereunder otherwise than in strict compliance with the terms thereof; or

                  (g) JUDGMENTS: one or more judgments or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not reserved its rights) of $1,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or

                  (h) BANKRUPTCY, ETC.: any of the following shall occur:

                           (i) the Borrower, or any of its Subsidiaries which,
                  alone or when combined or consolidated with any other Subsidiary which itself is the subject of a case or proceeding referred to below, would be a Material Subsidiary (the Borrower and each of such other persons, each a "PRINCIPAL PARTY") shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or

                           (ii) an involuntary case is commenced against any
                  Principal Party under the Bankruptcy Code and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or

                           (iii) a custodian (as defined in the Bankruptcy Code)
                  is appointed for, or takes charge of, all or substantially all of the property of any Principal Party; or

                           (iv) any Principal Party commences (including by way
                  of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "CONSERVATOR") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or

                                                                    Exhibit 10.2

                  similar law of any jurisdiction whether now or hereafter in effect relating to such Principal Party; or

                           (v) any such proceeding is commenced against any
                  Principal Party to the extent such proceeding is consented by such person or remains undismissed for a period of 60 days; or

                           (vi) any Principal Party is adjudicated insolvent or
                  bankrupt; or

                           (vii) any order of relief or other order approving
                  any such case or proceeding is entered; or

                           (viii) any Principal Party suffers any appointment of
                  any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or

                           (ix) any Principal Party makes a general assignment
                  for the benefit of creditors; or

                           (x) any corporate (or similar organizational) action
                  is taken by any Principal Party for the purpose of effecting any of the foregoing; or

                  (i) ERISA: (A) any of the events described in clauses (i) through (viii) of section 7.1(b) shall have occurred; or (B) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (C) any such event or events described in clause (A) or (B), individually, and/or in the aggregate, in the opinion of the Lender, has had, or could reasonably be expected to have, a Material Adverse Effect; or

                  (j) MATERIAL ADVERSE EFFECT: any event or circumstance shall occur or exist which has a Material Adverse Effect upon the Borrower, as compared to the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries.

         10.2. ACCELERATION, ETC. Subject to sections 8.12 and 9, upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Lender may, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Lender to enforce its claims against the Borrower or any other Credit Party in any manner permitted under applicable law:

                  (a) declare the Commitment terminated, whereupon the Commitment of the Lender shall forthwith terminate immediately without any other notice of any kind;

                  (b) declare the principal of and any accrued interest in respect of all Loans, and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and/or

                                                                    Exhibit 10.2

                  (c) take such other actions and exercise any other right or remedy available under any of the Credit Documents or applicable law;

PROVIDED that, again subject to sections 8.12 and 9, if an Event of Default specified in section 10.1(h) shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Lender as specified in clauses (a) and/or (b) above shall occur automatically without the giving of any such notice.

         10.3. APPLICATION OF LIQUIDATION PROCEEDS. Subject to section 9, all monies received by the Lender from the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement shall, unless otherwise required by the terms of the other Credit Documents or by applicable law, be applied as follows:

                  (i) FIRST, to the payment of all expenses (to the extent not paid by the Borrower) incurred by the Lender in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, attorneys' fees, court costs and any foreclosure expenses;

                  (ii) SECOND, to the payment of interest then accrued on the outstanding Loans;

                  (iii) THIRD, to the payment of any fees then accrued and payable to the Lender under this Agreement in respect of the Loans;

                  (iv) FOURTH, to the payment of the principal balance then owing on the outstanding Loans;

                  (v) FIFTH, to the payment to the Lender of any amounts then accrued and unpaid under sections 2.9, 2.10 and 4.4 hereof;

                  (vi) SIXTH, to the payment of all other amounts owed by the Borrower to the Lender under this Agreement or any other Credit Document; and

                  (vii) FINALLY, any remaining surplus after all of the Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.


         SECTION 11. MISCELLANEOUS.

         11.1. PAYMENT OF EXPENSES ETC. The Borrower agrees to:

                  (a) whether or not the transactions herein contemplated are consummated, pay (or reimburse the Lender) all reasonable out-of-pocket costs and expenses of such persons in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein, the delivery of documents on the Closing Date pursuant to section 5.1 and the initial Borrowing hereunder.

                                                                    Exhibit 10.2

                  (b) pay (or reimburse the Lender) all reasonable out-of-pocket costs and expenses of the Lender in connection with any amendment, waiver or consent relating to any of the Credit Documents which is requested by any Credit Party, including, without limitation, (i) the reasonable fees and disbursements of Jones, Day, Reavis & Pogue incurred in connection with the Credit Documents, and (ii) the reasonable fees and disbursements of any counsel to any Lender (including allocated costs of internal counsel);

                  (c) pay (or reimburse the Lender) all reasonable out-of-pocket costs and expenses of the Lender in connection with the enforcement of any of the Credit Documents or the other documents and instruments referred to therein, including, without limitation, the reasonable fees and disbursements of counsel to the Lender;

                  (d) without limitation of the preceding clause (d), in the event of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Borrower or any of its Subsidiaries, pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes;

                  (e) pay and hold the Lender harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and

                  (f) indemnify the Lender, its officers, directors, employees, representatives and agents (collectively, the "INDEMNITEES") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of

                           (i) any investigation, litigation or other proceeding
                  (whether or not the Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, other than any such investigation, litigation or proceeding arising solely out of any examination of the Lender by any regulatory or other governmental authority having jurisdiction over it, or

                           (ii) the actual or alleged presence of Hazardous
                  Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, if the Borrower or any such Subsidiary could have or is alleged to have any responsibility in respect thereof, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations and

                                                                    Exhibit 10.2

                  ordinances (including applicable permits thereunder) applicable thereto, or any Environmental Claim asserted against the Borrower or any of its Subsidiaries, in respect of any such Real Property, including, in each case, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the person to be indemnified or of any other Indemnitee who is such person or an Affiliate of such person).

To the extent that the undertaking to indemnify, pay or hold harmless any person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         11.2. RIGHT OF SETOFF. Subject to sections 8.12 and 9, in addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Lender to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to the Lender under this Agreement or under any of the other Credit Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

         11.3. NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission, e-mail transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Borrower, at 3241 Westerville Road, Columbus, Ohio 43224, attention: James McGrady, Chief Financial Officer (facsimile: (614) 473-2721); if to the Lender, at its Notice Office; or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, transmitted electronically or cabled or sent by overnight courier, and shall be effective when received.

         11.4. BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, PROVIDED that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender, and, PROVIDED, FURTHER, that the Lender may only assign or transfer its rights and obligations hereunder with the consent of the Senior Agent (such consent not to be unreasonably withheld).

                                                                    Exhibit 10.2

         11.5. NO WAIVER: REMEDIES CUMULATIVE. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

         11.6. [INTENTIONALLY OMITTED.]

         11.7. CALCULATIONS: COMPUTATIONS. (a) The financial statements to be furnished to the Lender pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lender); PROVIDED, that if at any time the computations determining compliance with section 8 utilize accounting principles different from those utilized in the financial statements furnished to the Lender, such computations shall set forth in reasonable detail a description of the differences and the effect upon such computations.

         (b) All computations of interest on Eurodollar Loans hereunder and all computations of Commitment Fee and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days. All computations of interest on Prime Rate Loans hereunder shall be made on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable.

         11.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO, TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Court of Common Pleas of Franklin County, Ohio, or of the United States District Court for the Southern District of Ohio, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices pursuant to section 11.3, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Lender to

                                                                    Exhibit 10.2

serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

         (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in section 11.8(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         11.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Lender.

         11.10. EFFECTIVENESS; INTEGRATION. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which the Borrower and the Lender shall have signed a copy hereof (whether the same or different copies). This Agreement, the other Credit Documents and any separate letter agreements with respect to fees payable to the Lender, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof.

         11.11. HEADINGS DESCRIPTIVE. The headings of the several sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         11.12. AMENDMENT OR WAIVER. Neither this Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated UNLESS such change, waiver, discharge or termination is in writing signed by the Borrower and the Lender

         11.13. SURVIVAL OF INDEMNITIES. All indemnities set forth herein including, without limitation, in section 2.9, 2.10, or 11.1 shall survive the execution and delivery of this Agreement and the making and repayment of Loans.

         11.14. [INTENTIONALLY OMITTED.]

         11.15. LENDER REGISTER. The Borrower hereby designates the Lender to serve as its agent, solely for purposes of this section 11.15, to maintain a register (the "LENDER REGISTER") on or in which it will record the Commitments of the Lender, the Loans made to the Borrower by

                                                                    Exhibit 10.2

the Lender and each repayment and prepayment in respect of the principal amount of such Loans of the Lender. Failure to make any such recordation, or (absent manifest error) any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. The Borrower agrees to indemnify the Lender from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Lender in performing its duties under this section 11.15. The Lender Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

         11.16. GENERAL LIMITATION OF LIABILITY. No claim may be made by the Borrower or any other person against the Lender, or the Affiliates, shareholders, directors, officers, employees, attorneys or agents of the Lender for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         11.17. NO DUTY. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the Lender, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, to any of its Subsidiaries, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. The Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

         11.18. [INTENTIONALLY OMITTED.]

         11.19. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties herein shall survive the making of Loans hereunder, the execution and delivery of this Agreement, the Note and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Note, any disposition thereof by any holder thereof, and any investigation made by the Lender or on its behalf. All statements contained in any certificate or other document delivered to the Lender by or on behalf of the Borrower or of its Subsidiaries pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Lender.

         11.20. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability

                                                                    Exhibit 10.2

of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         11.21. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action, event, condition or circumstance is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations or restrictions of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or event, condition or circumstance exists.

         11.22. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this section shall be cumulated and the interest and Charges payable to the Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Prime Rate to the date of repayment, shall have been received by the Lender.

               [THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK.]

                                                                    Exhibit 10.2


         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.



                                    VALUE CITY DEPARTMENT STORES, INC.



                                    BY:
                                        JAMES A. MCGRADY
                                        CHIEF FINANCIAL OFFICER & TREASURER



                                    SCHOTTENSTEIN STORES CORPORATION,
                                        AS LENDER



                                    BY:

                                    ITS: